Exhibit 10.27

TERM LOAN AGREEMENT
dated as of August 18, 2016
among
HGREIT II GOODYEAR CROSSING LLC
as Borrower
and
SUNTRUST BANK
as Lender

Active
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i
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ii
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Exhibits

Exhibit A	- Form of Compliance Certificate

Exhibit 3.1	- Certificate of Flood Insurance Compliance

Exhibit 5.5	- Insurance Requirements; Casualty and Condemnation

Exhibit 5.11	- Leasing and Tenant Matters

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TERM LOAN AGREEMENT
TERM LOAN AGREEMENT (this “Agreement”) is made and entered into as of August 18, 2016, by and between HGREIT II GOODYEAR CROSSING LLC, a Delaware limited liability company (the “Borrower”), and SUNTRUST BANK, a Georgia banking corporation (the “Lender”).
W I T N E S S E T H:
WHEREAS, Borrower has requested that Lender make a term loan in a principal amount equal to $29,000,000.00 to Borrower (the “Loan”).
WHEREAS, subject to the terms and conditions of this Agreement, Lender is willing to make the Loan to Borrower.
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, Borrower and Lender agree as follows:

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ARTICLE I

DEFINITIONS; CONSTRUCTION
Section 1.1    Definitions. In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):
“Accounts” shall have the meaning set forth in Section 5.18.
“Affiliate” shall mean, as to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person.
“Amazon” shall mean AMAZON.COM.AZDC LLC, a Delaware limited liability company, the tenant under the Amazon Lease.
“Amazon Lease” shall mean that certain Lease Agreement dated April 11, 2008 by and between AMAZON.COM.AZDC LLC, a Delaware limited liability company (as successor to Amazon.com.azdc, Inc.), as tenant, and Borrower (as successor to Duke Realty Limited Partnership), as landlord, as amended by that certain First Amendment to Lease Agreement dated April 13, 2009, as further amended by that certain Second Amendment to Lease Agreement dated November 24, 2009, as further amended by that certain Third Amendment to Lease Agreement dated as of June 20, 2013.
“Amazon Lease Renewal Trigger” shall mean the earliest of (i) September 30, 2018, unless the Approved Replacement Lease Start Date has occurred in connection with the renewal of the Amazon Lease, or (ii) the effective date on which the Amazon Lease terminates. Following the occurrence of an Amazon Lease Renewal Trigger, the Amazon Lease Renewal Trigger shall terminate upon a Cash Flow Sweep Cure with respect to such Amazon Lease Renewal Trigger.
“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to the Loan Parties or any of their Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Interest Rate” shall have the meaning set forth in Section 2.4.
“Applicable Law” shall mean all laws, statutes, codes, ordinances, rules, rulings, orders, judgments, decrees, injunctions, arbitral decisions, regulations, authorizations, determinations, directives and any other requirements and/or provisions (including building codes and zoning regulations and ordinances) of all Governmental Authorities, whether now or hereafter in force, which may be or become applicable to Borrower (or Lender, as applicable), the relationship of lender and borrower, the Property, any of the Loan Documents, or any part of any of them (whether or not the same may be valid), and all requirements, obligations and conditions of all instruments of record applicable to the Property on the date hereof.
“Applicable Margin” shall mean 2.00% per annum.
“Appraisal” shall have the meaning set forth in Section 3.1(b).

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“Approved Lease” shall mean (i) the Amazon Lease, and (ii) all Leases approved by Lender pursuant to Exhibit 5.11.
“Approved Re-Leasing Plan” shall mean the leasing plan, including Borrower’s strategy, milestones, lease pricing matrix, benchmarks, programs and team for the leasing of the unleased portions of the Property, as approved by Lender, not to be unreasonably withheld, conditioned, or delayed.
“Approved Replacement Lease” shall mean one or more, or a combination of (i) the Amazon Lease, provided Amazon has given the First Extension Notice (as defined in the Amazon Lease) and has extended the Amazon Lease for the First Extension Term (as defined in the Amazon Lease), or (ii) in the event the Amazon Lease is terminated, or has expired by its terms, or is renewed for less than the entire premises covered by the Amazon Lease, one or more Leases of all of the improvements on the Property approved by Lender pursuant to Exhibit 5.11, which may be a renewal of the Amazon Lease for less than all of the premises covered by the Amazon Lease, provided such Tenant has provided Lender a subordination, non-disturbance and attornment agreement in connection with each such Lease, in a form reasonably acceptable to the Lender (or as required by the Amazon Lease).
“Approved Replacement Lease Re-Tenanting Costs” shall have the meaning set forth in Section 5.19.
“Approved Replacement Lease Start Date” shall mean, provided no Event of Default shall have occurred and is continuing, the date when (i) an Approved Replacement Tenant commences payment in full of rent in accordance with the terms of the applicable Approved Replacement Lease (which shall include up to one month per year of “free rent” or “rental abatement” period under the Approved Replacement Lease), (ii) a certificate executed on behalf of the Borrower by a Responsible Officer, certifying that all work required to be performed by Borrower under the applicable Approved Replacement Lease to the extent necessary to cause the applicable Approved Replacement Lease to commence has been completed in accordance with the applicable Approved Replacement Lease, has been paid for in full , and (iii) Lender shall have received an estoppel certificate or commencement date letter signed and acknowledged by the applicable Approved Replacement Tenant stating that (A) all work required to be performed by Borrower under the applicable Approved Replacement Lease to the extent necessary to cause the applicable Approved Replacement Lease to commence has been completed in accordance with the applicable Approved Replacement Lease, and has been accepted by such Tenant or (B) all work required to be performed by the applicable Approved Replacement Tenant to the extent necessary to cause the applicable Approved Replacement Lease to commence has been completed, has been paid for in full, and any reimbursement payable to the applicable Approved Replacement Tenant has been paid in full in accordance with the applicable Approved Replacement Lease.
“Approved Replacement Tenant” shall mean a Tenant under an Approved Replacement Lease, which may include Amazon.
“Assignment of Contracts” shall mean the Assignment of Contracts, Plans and Permits executed by Borrower in favor of Lender, as the same may be modified, amended, amended and restated or supplemented from time to time.
“Assignment of Leases and Rents” shall mean the Assignment of Leases and Rents executed by Borrower in favor of Lender, and pertaining to Leases of space at the Property, as the same may be modified, amended, amended and restated or supplemented from time to time.

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“Bank Product Obligations” shall mean, collectively, all obligations and other liabilities of Borrower to Lender or any Affiliate of Lender in respect of any of the following services provided to Borrower by Lender or any Affiliate of Lender: (a) any treasury or other cash management services, including deposit accounts, automated clearing house (ACH) origination and other funds transfer, depository (including cash vault and check deposit), zero balance accounts and sweeps, return items processing, controlled disbursement accounts, positive pay, lockboxes and lockbox accounts, account reconciliation and information reporting, payables outsourcing, payroll processing, trade finance services, investment accounts and securities accounts, and (b) card services, including credit card (including purchasing card and commercial card), prepaid cards, including payroll, stored value and gift cards, merchant services processing, and debit card services.
“Base Rate” shall mean the highest of (i) the per annum rate which Lender publicly announces from time to time to be its prime lending rate, as in effect from time to time, or (ii) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%) per annum (any changes in such rates to be effective as of the date of any change in such rate). Lender’s prime lending rate is a reference rate and does not necessarily represent the lowest or best rate charged to customers. Lender may make commercial loans or other loans at rates of interest at, above or below Lender’s prime lending rate.
“Beneficial Owner” shall mean, with respect to any amount paid hereunder or under any other Loan Document, the Person that is the beneficial owner, for U.S. federal income tax purposes, of such payment.
“Borrower” shall have the meaning in the introductory paragraph hereof.
“Business Day” shall mean (i) any day other than a Saturday, Sunday or other day on which commercial banks in Atlanta, Georgia are authorized or required by Applicable Law to close and (ii) if such day relates to a determination of the LIBOR Index Rate, any day on which dealings in Dollars are carried on in the London interbank market.
“Capital Lease Obligations” of any Person shall mean all obligations of such Person to pay rent or other amounts under any lease (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Cash Flow Sweep Cure” shall mean:
(a)    if a DSCR Trigger shall have occurred, a Cash Flow Sweep Cure with respect to such DSCR Trigger shall occur (i) if the Debt Service Coverage Ratio set forth in a subsequent covenant certificate which is delivered as required under this Agreement confirms that the Debt Service Coverage Ratio is equal to or greater than 1.25 to 1.00, and/or (ii) if Borrower prepays a portion of the Loan sufficient to cause the Debt Service Coverage Ratio to be equal to or greater than 1.25 to 1.00.
(b)    if an Event of Default shall have occurred, a Cash Flow Sweep Cure with respect to such Event of Default shall occur if no Event of Default is then continuing.
(c)    if an Amazon Lease Renewal Trigger shall have occurred, a Cash Flow Sweep Cure with respect to such Amazon Lease Renewal Trigger shall occur on the earlier to occur of (i) the Approved Replacement Lease Start Date for Approved Replacement Leases sufficient to cause the Debt Service Coverage Ratio to be greater than 1.25 to 1.00, and (ii) the Approved Replacement Lease Start Date for Approved Replacement Leases covering the entire premises.

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“Cash Flow Sweep Event” shall mean the occurrence and continuance of (i) an Event of Default, (ii) a DSCR Trigger, or (iii) an Amazon Lease Renewal Trigger.
“Cash Management Agreement” shall mean that certain Cash Management Agreement dated as of the Closing Date, by and among Borrower, Property Manager, Lender and SunTrust Bank, in its capacity as depository bank.
“Change in Law” shall mean (i) the adoption of any Applicable Law after the date of this Agreement, (ii) any change in any Applicable Law, or any change in the interpretation, implementation or application thereof, by any Governmental Authority after the date of this Agreement, or (iii) compliance by Lender (or by Lender’s holding company, if applicable), or by Lender’s parent corporation, if applicable, with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that for purposes of this Agreement, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” shall mean (a) the management and operations of the investment advisor to Hines Global REIT II (for so long as it is a real estate investment trust) are no longer controlled by a Hines Affiliate; (b) a Hines Affiliate no longer has the day to day Control of any successor to the Hines Global REIT II that is not a real estate investment trust; (c) Hines Global REIT II (or its successor) shall no longer Control (directly or indirectly) the Borrower and the Property; or (d) Hines Global REIT II (or its successor) shall no longer own (directly or indirectly) at least fifty percent (50%) of the Equity Interests in the Borrower.
“Charges” shall have the meaning set forth in Section 5.6.
“Closing Date” shall mean the date on which the conditions precedent set forth in Section 3.1 and Section 3.2 have been satisfied or waived in accordance with Section 9.2.
“Code” shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.
“Collateral” shall mean the Property, all personalty located at the Property, and all other property of Borrower that purports to be the subject of a Lien to Lender to secure the whole or any part of the Obligations, and shall include, without limitation, all casualty insurance proceeds and condemnation awards with respect to the foregoing.
“Collateral Assignment of Hedge” shall mean a collateral assignment of a Hedging Transaction in form and substance mutually satisfactory to Borrower and Lender.
“Collections Account” shall have the meaning set forth in Section 5.18(a).
“Collections Account Agreement” shall mean that certain Deposit Account Control Agreement (CRE Cash Management) among Borrower, Lender and SunTrust Bank, in its capacity as depository bank, relating to the Collections Account as set forth in Section 5.18(a).
“Commitment” shall mean the obligation of Lender to make the Loan on the Closing Date.

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“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended and in effect from time to time, and any successor statute.
“Compliance Certificate” shall mean a certificate executed on behalf of the Borrower by a Responsible Officer in the form of, and containing the certifications set forth in, the certificate attached hereto as Exhibit A.
“Control” shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling”, “Controlled by”, and “under common Control with” have meanings correlative thereto.
“Debt Service” shall mean, for any period of measurement hereunder, the sum of all principal and interest payments that would be due and payable over such period of calculation with respect to the Loan, assuming amortization of the outstanding principal balance of the Loan plus any amounts remaining that may be advanced under the Loan over a thirty (30) year period (regardless of whether such payment is required during such period under the Loan Documents) with a per annum interest rate equal to the greatest of (i) 200 basis points above the ask yield of the 10 Year United States Treasury note as of the close of business on the Business Day preceding the date of calculation, as announced on Bloomberg.com or another reliable source reasonably selected by Lender, (ii) Six and one-quarter percent (6.25%), or (iii) the actual interest rate on the Loan in effect at the date of such calculation.
“Debt Service Coverage Ratio” shall mean for such period of computation, the Net Operating Income for that period, divided by Debt Service for such period.
“Debtor Relief Laws” shall mean the United States Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” shall mean any condition or event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.
“Default Interest” shall have the meaning set forth in Section 2.4(b).
“Default Rate” shall mean the lesser of (a) the interest rate otherwise applicable to the Loan hereunder plus an additional 4% per annum, or (b) the highest rate of interest that lenders may contract for, charge or receive from borrowers under Applicable Law for the use, forbearance or detention of money.
“Distribution” shall have the meaning set forth in Section 7.8(a).
“Dollar(s)” and the sign “$” shall mean lawful money of the United States of America.
“DSCR Trigger” shall mean the Debt Service Coverage Ratio shall be less than 1.25 to 1.00 (the “Minimum DSCR Requirement”), as set forth in the covenant certificate delivered by Borrower pursuant to this Agreement, or if no covenant certificate is delivered to Lender as required under this Agreement, on the date on which such covenant certificate was otherwise required to be delivered to Lender under the terms of this Agreement; provided, however, a DSCR Trigger shall not occur if, within fifteen (15) days following Lender’s receipt of the covenant certificate, Borrower shall pay down the outstanding principal balance of the Loan in accordance with Section 2.3 of this Agreement, in an amount such that the Minimum DSCR

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Requirement would have been satisfied for the applicable period per the reasonable determination of Lender. Following the occurrence of a DSCR Trigger, the DSCR Trigger shall terminate upon a Cash Flow Sweep Cure with respect to such DSCR Trigger.
“Environmental Indemnification Agreement” shall mean that certain Environmental Indemnification Agreement dated as of the Closing Date, by Borrower and Guarantor in favor of Lender, as the same may be modified, amended, amended and restated or supplemented from time to time.
“Environmental Laws” shall mean all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority and all common laws, relating in any way to human health, the environment, health and safety, preservation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.
“Environmental Liability” shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation and remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities), of Borrower directly or indirectly resulting from or based upon (i) any actual or alleged non-compliance with any Environmental Law, (ii) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (iii) any actual or alleged exposure to any Hazardous Materials, (iv) the Release or threatened Release of any Hazardous Materials or (v) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.
“ERISA Affiliate” shall mean any trade or business (whether or not incorporated), which, together with Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for the purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by Borrower or any ERISA Affiliate from the PBGC or a plan administrator appointed by the PBGC of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

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“Event of Default” shall mean any of the events specified in Section 8.1.
“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guarantee of such Guarantor becomes effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to Lender or required to be withheld or deducted from a payment to Lender, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) that are Other Connection Taxes, (b) any U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender pursuant to a law in effect on the date on which (i) such Lender becomes a Lender under this Agreement or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.11, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Lender’s failure to comply with Section 2.11(e) (including any Taxes imposed as a result of the expiration, inaccuracy, or deficiency of any form or certification provided thereunder) and (d) any U.S. federal withholding Taxes imposed under FATCA.
“FATCA” shall mean (a) Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, (b) any treaty, law, regulation or other official guidance enacted in the United States or in any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction with the purpose (in either case) of facilitating the implementation of paragraph (a) above, or (c) any agreement pursuant to the implementation of paragraphs (a) or (b) above with the IRS, the United States government or any governmental or taxation authority in the United States .
“Federal Funds Rate” shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average rounded upwards, if necessary, to the next 1/100th of 1% of the quotations for such day on such transactions received by Lender from three Federal funds brokers of recognized standing selected by Lender.
“Flood Insurance Laws” shall mean, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto, in each case, together with all statutory

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and regulatory provisions consolidating, amending, replacing, supplementing, implementing or interpreting any of the foregoing, as amended or modified from time to time.
“Force Majeure” shall mean events occasioned by strikes, lock-outs, war or civil disturbance, natural disaster or acts of God which cause a delay in Borrower’s performance of an obligation; provided, however, that Borrower must give written notice to Lender within ten (10) days after the occurrence of an event which it believes to constitute an event of Force Majeure.
“Foreign Lender” shall mean (a) if Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which Borrower is resident for tax purposes.
“GAAP” shall mean generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.2.
“Governmental Authority” shall mean the government of the United States of America, or any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Guarantee” of or by any Person (the “guarantor”) shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly and including any obligation, direct or indirect, of the guarantor (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued in support of such Indebtedness or obligation; provided, that the term “Guarantee” shall not include endorsements for collection or deposits in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which Guarantee is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith. The term “Guarantee” used as a verb has a corresponding meaning.
“Guarantor” shall mean any and all present or future endorsers, guarantors, and sureties of the Obligations or any portion thereof. The initial Guarantor shall mean Hines Global REIT II.

“Guaranty” shall mean that certain Guaranty dated as of the Closing Date, by Guarantor in favor of Lender, as the same may be modified, amended, amended and restated or supplemented from time to time.
“Hazardous Materials” shall mean all hazardous or toxic substances, materials, mixtures, wastes or other pollutants or contaminants, including without limitation explosive or radioactive substances, petroleum or petroleum distillates, asbestos or asbestos containing materials, lead-based substances, polychlorinated biphenyls, radon gas, mold, mycotoxins and other fungi, infectious or medical wastes and all other substances or wastes of any nature, regulated pursuant to or covered by any Environmental Law.

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“Hedging Obligations” of any Person shall mean any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired under (i) any and all Hedging Transactions, (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Hedging Transactions and (iii) any and all renewals, extensions and modifications of any Hedging Transactions and any and all substitutions for any Hedging Transactions.
“Hedging Transaction” of any Person shall mean (a) any transaction (including an agreement with respect to any such transaction) now existing or hereafter entered into by such Person that is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, spot transaction, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether or not any such transaction is governed by or subject to any Master Agreement (as defined below) and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any similar agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Hines Affiliate” shall mean any Person which:
(A)    is any of (i) a general or limited partnership in which the only general or managing partners are Gerald D. Hines, Jeffrey C. Hines, Hines Real Estate Holdings Limited Partnership (“HREH”) or any of the entities described in clauses (ii) through (vi) below; (ii) a limited liability company in which the only managing members or managers are one or more of Gerald D. Hines, Jeffrey C. Hines, HREH or any of the entities described in clause (i) above or clauses (iii) through (vi) below; (iii) a corporation the majority of the voting stock of which is owned, directly or indirectly, by members of the Hines Family, one or more Hines Family Trusts or any of the entities described in clauses (i) and (ii) above and clauses (iv) through (vi) below; (iv) HREH; (v) any fund or co-investment vehicle, platform or program (e.g., a series of related coordinated investments through project-specific legal entities) controlled by HREH or any of the entities described in clauses (i) through (iv) above or clauses (vi) below, as fund/entity/program managing general partner, managing member or manager, including a real estate investment trust; or (vi) any other entity (other than the entities described in clauses (i) through (v) of this definition) that is controlled, directly or indirectly, by Gerald D. Hines, Jeffrey C. Hines, HREH, a member of the Hines Family, a Hines Family Trust, or any of the entities described in clauses (i) through (v) above); and
(B)    has non-exclusive rights to use the “Hines” name or brand and to access the “Hines” support network (including, without limitation, expertise relating to the performance of property management and development management services, as applicable) in discharging its obligations.
“Hines Family” shall mean any one or more of (i) Jeffrey C. Hines, his spouse and his children and grandchildren (including, without limitation, children and grandchildren by adoption); (ii) Gerald D. Hines, his spouse and his children and grandchildren (including, without limitation, children and grandchildren by

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adoption); or (iii) the estate of either of them or the issue (including, without limitation, children and grandchildren by adoption), brothers, sisters and spouses of issue of Gerald D. Hines or Jeffrey C. Hines.
“Hines Family Trust” shall mean a trust, the vested beneficiaries of which include members of the Hines Family and in which the only trustees are Gerald D. Hines, Jeffrey C. Hines, members of the Hines Family, HREH, another Hines Affiliate or one or more current or former employees of a Hines Affiliate.
“Hines Global REIT” shall mean Hines Global REIT, Inc., a Maryland corporation.
“Hines Global REIT II” shall mean Hines Global REIT II, INC., a Maryland corporation.
“Hines REIT” shall mean Hines Real Estate Investment Trust, Inc., a Maryland corporation, its successors and assigns, and any successor to all or a substantial part of the assets of Hines REIT.
“Immaterial Condemnation” shall have the meaning set forth in Exhibit 5.5.
“Indebtedness” of any Person shall mean, without duplication (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business; (iv) all obligations of such Person under any conditional sale or other title retention agreement(s) relating to property acquired by such Person, (v) all Capital Lease Obligations of such Person, (vi) all obligations, contingent or otherwise, of such Person in respect of letters of credit, acceptances or similar extensions of credit, (vii) all Guarantees of such Person of the type of Indebtedness described in clauses (i) through (vi) above, (viii) all Indebtedness of a third party secured by any Lien on property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (ix) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any common stock of such Person, (x) Off-Balance Sheet Liabilities and (xi) all Hedging Obligations. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor.
“Indemnified Taxes” shall mean (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitee” shall have the meaning set forth in Section 9.3(b).
“Interest Period” shall mean a period of one(1) month, provided that (i) the initial Interest Period may be less than one month, if the initial funding date of the Loan is a day other than the first Business Day of a calendar month and (ii) no Interest Period shall extend beyond the maturity date of the Note.
“Interest Rate Determination Date” shall mean (a) with respect to the first Interest Rate Determination Date, the date on which the Loan is initially funded, and (b) with respect to all subsequent Interest Rate Determination Dates, the first Business Day of each calendar month thereafter.
“IRS” shall mean the United States Internal Revenue Service.
“Lease” shall mean any lease, sublease or sub-sublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is

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granted a possessory interest in, or right to use or occupy all or any portion of any space in the Property, and every modification, amendment or other agreement relating to such lease, sublease, sub-sublease, or other agreement entered into in connection with such lease, sublease, sub-sublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.
“Leasing Commissions” shall mean leasing brokerage commissions paid, or payable, by Borrower in connection with an Approved Replacement Lease, which commissions either (i) have been approved by Lender in its reasonable discretion or (ii) do not exceed market rates.
“Lender” shall have the meaning assigned to such term in the opening paragraph of this Agreement; provided that, unless the context otherwise requires, each reference to the Lender shall be deemed to include any Person to which Lender assigns all or any portion of its rights under this Agreement.
“LIBOR Index Rate” shall mean, with respect to each Interest Period, (i) the rate per annum effective on any Interest Rate Determination Date equal to the London interbank offered rate for deposits in U.S. Dollars appearing on Reuters screen page LIBOR 01 (or on any successor or substitute page of such service or any successor to such service, or such other commercially available source providing such quotations as may be designated by Lender from time to time) at approximately 11:00 A.M. (London time) two (2) Business Days prior to the Interest Rate Determination Date, with a maturity comparable to such Interest Period (provided that if such rate is less than zero, such rate shall be deemed to be zero), divided by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves and without benefit of credits for proration, exceptions or offsets that may be available from time to time) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided, that if the rate referred to in clause (i) above is not available at any such time for any reason, then the rate referred to in clause (i) shall instead be the interest rate per annum, as determined by Lender, to be the arithmetic average of the rates per annum at which deposits in U. S. Dollars in an amount equal to the amount of the Loan are offered by major banks in the London interbank market to Lender at approximately 11:00 A.M. (London time), two (2) Business Days prior to the Interest Rate Determination Date (provided that if such rate is less than zero, such rate shall be deemed to be zero).
“Lien” shall mean any mortgage, pledge, security interest, lien (statutory or otherwise), charge, encumbrance, hypothecation, or other arrangement having the practical effect of the foregoing or any assignment, deposit arrangement, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having the same economic effect as any of the foregoing).
“Loan” shall have the meaning set forth in the first “Whereas” clause hereto.
“Loan Charges” shall have the meaning set forth in Section 9.13.
“Loan Closing Statement” shall mean that certain [Closing Statement] dated as of the Closing Date, executed by Borrower and First American Title Insurance Company.
“Loan Documents” shall mean, collectively, this Agreement, the Note, the Security Instrument, the Guaranty, the Environmental Indemnification Agreement, the Assignments of Leases and Rents, the Assignment of Contracts, the Subordination of Management Agreement, any Collateral Assignment of Hedge, the Collections Account Agreement, the Cash Management Agreement, the Loan Closing Statement,

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and any and all other instruments, agreements, documents and writings executed in connection with any of the foregoing.
“Loan Parties” shall mean Borrower and the Guarantor.
“Master Disbursement Sweep Account” shall have the meaning set forth in Section 5.18.
“Material Adverse Effect” shall mean, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singularly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, a material adverse change in, or a material adverse effect on, (i) the ability of the Borrower or the Guarantor to perform any of their respective obligations under the Loan Documents, (ii) the rights and remedies of Lender under any of the Loan Documents or (iii) the legality, validity or enforceability of any of the Loan Documents.
“Maturity Date” shall mean the earlier of (i) August 18, 2021 or (ii) the date on which the principal amount of the Loan has been declared or automatically has become due and payable (whether by acceleration or otherwise).
“Maximum Rate” shall have the meaning set forth in Section 9.14.
“Mechanic’s Liens” shall have the meaning set forth in Section 5.12.
“Multiemployer Plan” shall have the meaning set forth in Section 4001(a)(3) of ERISA.
“Net Operating Income” shall mean for any period (i) annualized revenue from existing Tenants pursuant to Approved Leases that are in occupancy of their demised premises and paying rent at the time of calculation or are in a free rent period (excluding (a) non-recurring income, (b) revenue from Leases for which the Tenant is in default under such Lease and the applicable cure or grace period has expired, (c) revenue from Leases with Tenants who are not currently occupying their demised premises or have “gone dark”, and (d) revenue from Leases with a Tenant that is in bankruptcy, unless the Borrower has delivered to Lender a copy of the order in such bankruptcy case whereby the Tenant has assumed the Lease, and the Tenant has paid Borrower all past due rental obligations under the Lease), together with parking revenues, less (ii) the greater of (a) operating expenses based on the most recent twelve (12) month period adjusted to reflect insurance premiums based on insurance coverage required by Lender and projected property taxes for the upcoming tax period or (b) annualized operating expenses of $1,250,000.00. For covenant purposes, calculation of operating expenses shall include (i) an assumed management fee equal to the greater of (a) two percent (2.0%) of Borrower’s effective gross income, or (b) the actual management fee payable under the approved property management agreement, and (ii) structural reserves at $0.10 per net rentable square feet.  For covenant purposes, the calculation of operating expenses shall exclude depreciation, amortization, income taxes, debt service per year, partnership expenses, Leasing Commissions, Tenant Improvements, and capital expenditures.
“Note” shall mean the promissory note or promissory notes made by Borrower in favor of Lender in the aggregate principal amount of the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time with the written consent of Lender.
“Obligations” shall mean (a) all amounts owing by Borrower to Lender pursuant to or in connection with this Agreement or any other Loan Document, including without limitation, all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any

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insolvency, reorganization or like proceeding relating to Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), all reimbursement obligations, fees, expenses, indemnification and reimbursement payments, costs and expenses (including all fees and expenses of counsel to Lender incurred pursuant to this Agreement or any other Loan Document), whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, (b) all Hedging Obligations owed by Borrower to Lender or any Affiliate of Lender, and (c) all Bank Product Obligations, together with all renewals, extensions, modifications or refinancings of any of the foregoing; provided, however, that with respect to any Guarantor, the Obligations shall not include any Excluded Swap Obligations.
“OFAC” shall mean the Office of Foreign Assets Control of the United States Department of the Treasury.
“Off-Balance Sheet Liabilities” of any Person shall mean (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability of such Person under any sale and leaseback transactions which do not create a liability on the balance sheet of such Person, (iii) any liability of such Person under any so-called “synthetic” lease transaction or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.
“Operating Account” shall have the meaning set forth in Section 5.18(a).
“Other Connection Taxes” shall mean, with respect to any Lender, Taxes imposed as a result of a present or former connection between such Lender and the jurisdiction imposing such Tax (other than connections arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.
“Patriot Act” shall have the meaning set forth in Section 9.16.
“Payment Date” shall have the meaning set forth in Section 2.4(d).
“Payment Office” shall mean the office of Lender located at 303 Peachtree Street., Atlanta, Georgia 30308, or such other location as to which Lender shall have given written notice to Borrower.
“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA, and any successor entity performing similar functions.
“Permitted Encumbrances” shall mean, with respect to the Property, collectively, (a) the Liens and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed as exceptions in Schedule B, or insured over by, the Title Insurance Policy, (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent or being contested as permitted by and in accordance with the terms of the Loan Documents, (d) Approved Leases, (e) mechanics’ and materialmen’s liens and

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similar claims being contested in accordance with the terms of the Loan Documents, and (f) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s sole discretion, which Permitted Encumbrances in the aggregate do not materially and adversely affect the value or use of the Property or Borrower’s ability to repay the Loan.
“Permitted Indebtedness” shall have the meaning set forth in Section 7.2.
“Permitted Transfer” shall mean, absent an Event of Default:
(a)    any Transfer, directly as a result of the death of a natural person, of stock, membership interests or other ownership interests previously held by the decedent in question to the Person or Persons lawfully entitled thereto;
(b)    a Transfer by an individual of any direct or indirect interest in Borrower in connection with the estate planning of such individual transferor to (1) an immediate family members (i.e., a sibling, parent, spouse, child (or step-child), grandchild or other lineal descendant of the related Person) of such interest holder, (2) a trust established for the benefit of such immediate family member, or (3) partnerships or limited liability companies of which the partners or members, respectively, are comprised entirely of the transferor and immediate family members of the transferor;
(c)    Transfers of direct or indirect ownership interests in the Borrower to a Person that is wholly owned by the transferor;
(d)    Transfers of direct or indirect ownership interests in the Borrower resulting solely from the sale, transfer or issuance of shares of common stock in a Person that is a publicly traded entity, provided such shares of common stock are listed on the New York Stock Exchange or another nationally recognized stock exchange; and
(e)    (i) Transfers, in one or more series of transactions (including pledges), of indirect interests in Borrower, (ii) the issuance of new shares or other direct or indirect interests in Hines Global REIT Properties LP (“HGR II OP”) and/or Hines Global REIT II, (iii) the merger, consolidation or other reorganization of HGR II OP and/or Hines Global REIT II, so long as HGR II OP and/or Hines Global REIT II is the surviving entity, and (iv) the Transfer of up to 49% of the direct interest in Borrower;
so long as after giving effect to any and all such Transfers, (i) there is not a Change of Control, and (ii) Borrower is able to remake (and shall be deemed to have remade) the representations and warranties set forth in Section 4.18 and Section 4.19 hereof. Borrower shall give Lender written notice promptly following the occurrence of any Transfer, including a Permitted Transfer, involving (a) a Transfer of a direct interest in Borrower, (b) a Transfer, indirectly, of a 20% or greater interest in Borrower, or (c) a Transfer, indirectly, which results in a Person holding, directly or indirectly, more than a 20% interest in Borrower that did not hold a 20% ownership interest in the Borrower immediately prior to such Transfer. In connection with any Transfer hereunder, Borrower and any transferee shall cooperate and comply (at Borrower’s or such transferee’s expense) with all necessary “know your customer” or other similar checks under all Applicable Laws applicable to Lender, and shall, upon Lender’s written request, furnish to Lender such reasonably available information as Lender may request in order for Lender to conduct due diligence, satisfactory to Lender, regarding the foregoing.
In the event a Permitted Transfer would result in (i) Guarantor owning, directly or indirectly, less than ten percent (10%) of the membership interest in the Borrower, or (ii) Guarantor no longer Controlling, directly or indirectly, the Borrower and the Property, then as a condition to the Permitted Transfer, Borrower

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shall cause an Affiliate of the Borrower (the “Supplemental Guarantor”) reasonably acceptable to Lender to execute and deliver to Lender a guaranty and an environmental indemnity agreement, in form and substance substantially identical to the Guaranty and Environmental Indemnification Agreement. Simultaneously with the delivery of said guaranty and environmental indemnity agreement, Borrower shall deliver, or cause to be delivered, to Lender one or more opinions of counsel in form reasonably satisfactory to Lender (such approval not to be unreasonably withheld, conditioned, or delayed) confirming due organization and authorization of the Supplemental Guarantor, due authorization and execution of said guaranty and environmental indemnity agreement, no violation of organizational documents, written agreements and applicable laws, and the enforceability of said guaranty and an environmental indemnity agreement (subject to customary qualifications, assumptions and exclusions).
“Person” shall mean any individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any Governmental Authority.
“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Principal” shall have the meaning set forth in Section 5.17.
“Proceeding” shall mean any case, proceeding or other action under any existing or future Debtor Relief Laws.
“Property” shall mean those certain parcels of real property described in the Security Instrument, a portion of which is known by the street address of 16920 West Commerce Drive, Goodyear, Arizona, and all related facilities, amenities, fixtures, and personal property owned by Borrower, and any other buildings or improvements now or hereafter located or erected thereon.
“Property Management Agreement” shall mean the written agreement between Borrower and the Property Manager for the management of the Property, which Property Management Agreement shall be subject to Lender’s prior written approval, which approval shall not be unreasonably withheld.
“Property Manager” shall mean Hines Interests Limited Partnership, a Delaware limited partnership.
“Re-Tenanting Additional Deposit” shall have the meaning set forth in Section 5.19.
“Re-Tenanting Funds” shall have the meaning set forth in Section 5.19.
“Re-Tenanting Funds Account” shall have the meaning set forth in Section 5.19.
    “Register” shall have the meaning set forth in Section 9.6.
“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.
“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

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“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.
“Responsible Officer” shall mean any of the president, the chief executive officer, the chief operating officer, the chief financial officer, the treasurer or a vice president of Borrower or such other representative of Borrower as may be designated in writing by any one of the foregoing with the consent of Lender; and, with respect to financial covenants only, the chief financial officer or the treasurer of Borrower.
“Sanctioned Country” shall mean, at any time, a country or territory that is, or whose government is, the subject or target of any Sanctions.
“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).
“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by OFAC or the U.S. Department of State.
“Security Instrument” shall mean that certain Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing dated of even date herewith, executed by Borrower for the benefit of Lender, covering and creating a first-priority Lien on the Property, as the same may be modified, amended, amended and restated or supplemented from time to time.
“Stop Notice” shall have the meaning set forth in Section 5.12.
“Subordination of Management Agreement” shall mean that certain Assignment and Subordination of Management Agreement, dated as of the Closing Date and executed by Borrower, Property Manager and Lender, as the same may be modified, amended, amended and restated, supplemented or replaced from time to time.
“Subsidiary” shall mean, with respect to any Person (the “parent”), any corporation, partnership, joint venture, limited liability company, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, partnership, joint venture, limited liability company, association or other entity (i) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power, or in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (ii) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise indicated, all references to “Subsidiary” hereunder shall mean a Subsidiary of Borrower.
“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

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“Tax Distribution” means any distribution required to be made by Borrower to its equity holders for the payment of Taxes related to the allocation of income to such equity holders pursuant to the Limited Liability Company Agreement of Borrower or Applicable Law.
“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees, charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Tenant” shall mean any Person occupying all or any portion of any space in the Property pursuant to a Lease.
“Tenant Improvements” shall mean all bona fide costs incurred for construction and related work to the Property required by an Approved Replacement Lease.
“Termination Fee Deposit” shall have the meaning set forth in Section 5.11.
“Title Insurance Policy” shall mean a mortgagee title insurance policy issued in the maximum principal amount of the Loan, in such form as is acceptable to Lender in its sole discretion, covering the fee estate in the Property, with such reinsurance and endorsements as Lender may require, containing no exceptions to title (printed or otherwise) which are unacceptable to Lender, and insuring that the Security Instrument is a first-priority Lien on the Property.
“Transfer” shall have the meaning set forth in Section 7.1.
“U.S. Borrower” shall mean a Borrower that is a U.S. Person.
“U.S. Person” shall mean any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” shall mean a certificate reasonably satisfactory to Borrower certifying that a Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 871(h)(3) or Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no payments in connection with any Loan Document are effectively connected with a U.S. trade or business conducted by such Lender.
“Unimproved Property” shall mean that portion of the Property which is identified in the Security Instrument as Parcel No. 1: Lot 1B-2 of “A Minor Land Division of Lot 1B, Goodyear Crossing Industrial Park”, according to the plat of record in the Office of the County Recorder of Maricopa County, Arizona, recorded in Book 1038 of Maps, Page 30.
“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
Section 1.2    Accounting Terms and Determination. Unless otherwise defined or specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent (except for such changes approved

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by the independent public accountants of the Person for whom the financial statements are prepared) with the most recent audited consolidated financial statement of the Person for whom the financial statements are delivered pursuant to Section 4.4; provided, that if Borrower notifies Lender that Borrower wishes to amend any financial covenant hereunder to eliminate the effect of any change in GAAP on the operation of such financial covenant (or if Lender notifies Borrower that it wishes to amend a financial covenant for such purpose), then the compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to Borrower and Lender.
Section 1.3    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the word “to” means “to but excluding”. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as it was originally executed or as it may from time to time be amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “hereof”, “herein” and “hereunder” and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision hereof, (iv) all references to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles, Sections, Exhibits and Schedules to this Agreement and (v) all references to a specific time shall be construed to refer to the time in the city and state of Lender’s principal office, unless otherwise indicated.
ARTICLE II

AMOUNT AND TERMS OF THE COMMITMENT
Section 2.1    Commitment.
(a)    Subject to the terms and conditions set forth herein, Lender agrees to make the Loan to Borrower on the Closing Date. The Loan shall bear interest at the rate provided in Section 2.4. The execution and delivery of this Agreement by Borrower and the satisfaction of all conditions precedent pursuant to Section 3.1 shall be deemed to constitute Borrower’s request to borrow the Loan on the Closing Date. Borrower shall receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.
(b)    Lender shall maintain in accordance with its usual practice appropriate records evidencing the Indebtedness of Borrower to Lender resulting from the advance of the Loan by Lender, including the amounts of principal and interest payable thereon and paid to Lender from time to time under this Agreement. The entries made in such record shall be prima facie evidence of the existence and amounts of the obligations of Borrower therein recorded; provided that the failure or delay of Lender in maintaining or making entries into any such record or any error therein shall not in any manner affect the obligation of Borrower to repay the Loan (both principal and unpaid accrued interest) in accordance with the terms of this Agreement.

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(c)    Borrower’s obligation to pay the principal of, and interest on, the Loan shall be evidenced by the Note. Lender has no intention of making advances under the Loan in excess of the aggregate face amount of the Note. Borrower acknowledges and agrees, however, that, if, for any reason, the outstanding principal balance of the Loan outstanding from time to time exceeds the face amount of the Note, the excess shall bear interest at the Default Rate, shall be payable, with accrued interest, ON DEMAND and shall be secured by all of the collateral described in the Security Instrument and all other Collateral for the Loan.
Section 2.2    Repayment of Loan.
(a)    The Borrower shall pay interest on the Loan as set forth in Section 2.4.
(b)    To the extent not previously paid, the aggregate unpaid principal balance of the Loan together with interest accrued and unpaid thereon, shall be due and payable in full on the Maturity Date.
Section 2.3    Prepayments.
(a)    Optional Prepayments. Borrower shall have the right at any time and from time to time to prepay the Loan, in whole or in part, without premium or penalty, by giving irrevocable written notice (or telephonic notice promptly confirmed in writing) of its intention to prepay to Lender no later than three (3) Business Days prior to the date of such prepayment (which notice may be retracted). Each such notice shall specify the proposed date of such prepayment and the principal amount of the Loan or portion thereof to be prepaid. Such amount shall be due and payable on the date designated in such notice, together with accrued interest to such date on the amount so prepaid in accordance with Section 2.4(a); provided that if all or any portion of the Loan is prepaid on a date other than the last day of an Interest Period applicable thereto, Borrower shall also pay all amounts required pursuant to Section 2.13. Each prepayment of the Loan shall be applied to principal installments in inverse order of maturity.
(b)    Mandatory Prepayments. On the earlier of (x) the date Lender elects to require prepayment of all or a portion of the Loan in accordance with Exhibit 5.5, Section 2 or 3 hereof and (y) the next occurring Payment Date following the date on which Borrower actually receives any insurance proceeds or condemnation awards, if and to the extent Lender is not obligated hereunder to make such proceeds or awards available to Borrower for the restoration of the Property, Borrower shall prepay the outstanding principal balance of the Loan in an amount equal to one hundred percent (100%) of such proceeds or awards. Such prepayment shall be applied, first, to interest on the outstanding principal balance of the Loan that would have accrued at the Applicable Interest Rate on the amount prepaid through the end of the Interest Period in which such prepayment occurs, notwithstanding that such Interest Period extends beyond the date of prepayment, and then to all other amounts then due to Lender under this Agreement or any of the other Loan Documents and then to the outstanding principal balance of the Loan.
Section 2.4    Interest on Loan.
(a)    Subject to Section 2.7 and Section 2.8 below, Borrower shall pay interest on the Loan at the LIBOR Index Rate in effect for the applicable Interest Period plus the Applicable Margin in effect from time to time (the “Applicable Interest Rate”).

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(b)    While an Event of Default exists or after acceleration, at the option of Lender, Borrower shall pay interest (“Default Interest”) on the Loan at the Default Rate.
(c)    In the event that any payment due under the terms hereunder is not received by Lender within ten (10) days of the date such payment is due (inclusive of the date when due), Borrower shall pay to Lender a late charge equal to five percent (5%) of such payment provided such late charge shall not apply to the amount of the loan due at maturity whether by acceleration or otherwise. Such fee shall be payable on the earlier of (i) the date of demand by Lender and (ii) the date that Borrower makes the late payment.
(d)    Interest on the principal amount of the Loan shall accrue from and including the Closing Date to but excluding the date of any repayment thereof. Interest shall be payable in arrears on the fifth day of each calendar month (each a “Payment Date”), commencing on October 5, 2016, and on the Maturity Date. All Default Interest shall be payable on demand.
(e)    Lender shall determine the interest rate applicable to the Loan hereunder and shall promptly notify Borrower of such rate in writing (or by telephone, promptly confirmed in writing). Any such determination shall be conclusive and binding for all purposes, absent manifest error.
Section 2.5    Fees. Borrower shall pay to Lender for its own account a loan fee equal to .65% of the Loan ($188,500.00), which fee shall be due and payable by the Borrower on the Closing Date. All fees shall be fully earned on the Closing Date and shall not be subject to refund or rebate under any circumstances.
Section 2.6    Computation of Interest and Fees. All computations of interest and fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable (to the extent computed on the basis of days elapsed). Each determination by Lender of an interest amount or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.
Section 2.7    Inability to Determine Interest Rates. If at any time, Lender shall have determined (which determination shall be conclusive and binding upon Borrower) that (i) by reason of circumstances affecting the relevant interbank market, adequate means do not exist for ascertaining the LIBOR Index Rate, or (ii) the LIBOR Index Rate does not adequately and fairly reflect the cost to Lender of making, funding or maintaining the Loan, Lender shall give written notice (or telephonic notice, promptly confirmed in writing) to Borrower as soon as practicable thereafter. Until Lender notifies Borrower that the circumstances giving rise to such notice no longer exist, the Loan shall be converted to a Loan bearing interest at the Base Rate.
Section 2.8    Illegality. If any Change in Law shall make it unlawful or impossible for Lender to make, maintain or fund the Loan at the Applicable Interest Rate, Lender shall promptly give notice thereof to Borrower, whereupon until Lender notifies Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of Lender to fund or maintain the Loan at the Applicable Interest Rate shall be suspended, and the Loan shall be converted to a Loan bearing interest at the Base Rate, either (i) on the last day of the then current Interest Period if Lender may lawfully continue to maintain the Loan at the

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Applicable Interest Rate to such date, or (ii) immediately if Lender shall determine that it may not lawfully continue to maintain the Loan at the Applicable Interest Rate to such date.
Section 2.9    Increased Costs.
(a)    If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit or similar requirement that is not otherwise included in the determination of the LIBOR Index Rate hereunder against assets of, deposits with or for the account of, or credit extended by, Lender (except any such reserve requirement reflected in the LIBOR Index Rate); or
(ii)    impose on Lender or the eurodollar interbank market any other condition (other than Taxes) affecting this Agreement or the Loan;
and the result of the foregoing is to increase the cost to Lender of making, converting into, continuing or maintaining the Loan or to reduce the amount received or receivable by Lender hereunder (whether of principal, interest or any other amount), then Borrower shall promptly pay, upon written notice from and demand by Lender, within five Business Days after the date of such notice and demand, additional amount or amounts sufficient to compensate Lender for such additional costs incurred or reduction suffered.
(b)    If Lender shall have determined that on or after the date of this Agreement any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on Lender’s capital (or on the capital of Lender’s parent corporation) as a consequence of its obligations hereunder to a level below that which Lender or Lender’s parent corporation could have achieved but for such Change in Law (taking into consideration Lender’s policies or the policies of Lender’s parent corporation with respect to capital adequacy), then, from time to time, within five (5) Business Days after receipt by Borrower of written demand by Lender, Borrower shall pay to Lender such additional amounts as will compensate Lender or Lender’s parent corporation for any such reduction suffered.
(c)    A certificate of Lender setting forth the amount or amounts necessary to compensate Lender or its parent corporation, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to Borrower and shall be conclusive, absent manifest error. Borrower shall pay Lender such amount or amounts within 10 days after receipt thereof.
(d)    Failure or delay on the part of Lender to demand compensation pursuant to this Section shall not constitute a waiver of Lender’s right to demand such compensation.
Section 2.10    Payments Generally.
Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees, or of amounts payable under Sections 2.9 , 2.11 or 2.13, or otherwise) prior to 12:00 noon, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of Lender, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to Lender at its Payment Office. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be made payable for the period of such extension. All payments hereunder shall be made in Dollars.

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Section 2.11    Taxes.
(a)    Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law requires the deduction or withholding of any Tax from any such payment by a Loan Party (or its withholding agent), then the Loan Party (or its withholding agent) shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)    Payment of Other Taxes by Borrower. Without duplication of any payment made pursuant to any other provision of this Agreement, Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of Lender timely reimburse it for the payment of, any Other Taxes.
(c)    Indemnification by Borrower. Without duplication of any payment made pursuant to any other provision of this Agreement, Borrower shall indemnify Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by Lender or required to be withheld or deducted from a payment to Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by Lender shall be conclusive absent manifest error.
(d)    Evidence of Payments. As soon as practicable after any payment of Taxes by Borrower or any other Loan Party to a Governmental Authority pursuant to this Section 2.11, Borrower or other Loan Party shall deliver to Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Lender.
(e)    Status of Lender.
(i)    If Lender is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document, Lender shall deliver to Borrower, at the time or times reasonably requested by Borrower, such properly completed and executed documentation reasonably requested by Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, Lender, if reasonably requested by Borrower, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrower as will enable Borrower to determine whether or not Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.11(e) (ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

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(ii)    Without limiting the generality of the foregoing, in the event that Borrower is a U.S. Borrower,
(A)    any Lender that is a U.S. Person shall deliver to Borrower on or prior to the date on which such Lender becomes the Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower on or prior to the date on which such Foreign Lender becomes the Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower), whichever of the following is applicable:
(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN OR W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN OR W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)    executed originals of IRS Form W-8ECI;
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a U.S. Tax Compliance Certificate and (y) executed originals of IRS Form W-8BEN OR W-8BEN-E; or
(4)    to the extent a Foreign Lender is not the Beneficial Owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN OR W-8BEN-E, a U.S. Tax Compliance Certificate, and/or other certification documents from each Beneficial Owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit Borrower to determine the withholding or deduction required to be made; and

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(D)    if a payment made to Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower at the time or times prescribed by law and at such time or times reasonably requested by Borrower such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower as may be necessary for Borrower to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii)    Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower in writing of its legal inability to do so.
(f)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.11 (including by the payment of additional amounts pursuant to this Section 2.11), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.11 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(g)    Survival. Each party’s obligations under this Section 2.11 shall survive the termination of the Commitment and the repayment, satisfaction or discharge of all obligations under any Loan Document.
Section 2.12    Hedging Transactions. Borrower may enter into a Hedging Transaction in connection with the Loan. In the event that Lender or an Affiliate of Lender provides a Hedging Transaction to Borrower, (i) the incremental exposure to Lender or such Affiliate shall be secured by the Collateral on a pro rata and pari passu basis with the Loan and (ii) in connection with any prepayment of the Loan, Borrower shall terminate, at Borrower’s cost, the required portion of the Hedging Obligations. In the event that Borrower enters into any Hedging Transaction, Borrower shall cause a Collateral Assignment of Hedge to be duly executed by the applicable parties thereto within ten (10) days of execution of a Hedging Transaction.

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Nothing herein constitutes an offer or recommendation to enter into any “swap” or trading strategy involving a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act. Any such offer or recommendation, if any, will only occur after Lender has received appropriate documentation from Borrower regarding whether Borrower is qualified to enter into a swap under Applicable Law.
Section 2.13    Funding Indemnity. In the event of any (a) payment of any principal of any portion of the Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default) or (b) the failure by Borrower to borrow or prepay any portion of the Loan on the date specified in any applicable notice (regardless of whether such notice is withdrawn or revoked) then, in any such event, Borrower shall compensate Lender, within five (5) Business Days after written demand from Lender, for any loss, cost or expense attributable to such event. Such loss, cost or expense shall be deemed to include an amount determined by Lender to be the excess, if any, of (A) the amount of interest that would have accrued on the principal amount of such portion of the Loan if such event had not occurred at the LIBOR Index Rate applicable to the Loan for the period from the date of such event to the last day of the then current Interest Period therefor (or in the case of a failure to borrow for the period that would have been the Interest Period for such portion of the Loan) over (B) the amount of interest that would accrue on the principal amount of such portion of the Loan for the same period if the LIBOR Index Rate were set on the date such portion of the Loan was prepaid or the date on which Borrower failed to borrow such portion of the Loan. A certificate as to any additional amount payable under this Section 2.13 submitted to Borrower by Lender shall be conclusive, absent manifest error.
Section 2.14    Mitigation of Obligations. If Lender requests compensation under Section 2.9, or if Borrower is required to pay any additional amount to Lender or any Governmental Authority for the account of Lender pursuant to Section 2.11, then Lender shall use reasonable efforts to designate a different lending office for funding or booking its portion of the Loan hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of Lender, such designation or assignment (i) would eliminate or reduce amounts payable under Section 2.9 or Section 2.11, as the case may be, in the future and (ii) would not subject Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by Lender in connection with such designation or assignment.
ARTICLE III

CONDITIONS PRECEDENT TO LOAN
Section 3.1    Conditions To Effectiveness. The obligation of Lender to make the Loan shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.2):
(a)    Lender shall have received payment of all fees, expenses and other amounts due and payable on or prior to the Closing Date, including, without limitation, reimbursement or payment of all out-of-pocket expenses of Lender, the Sole Lead Arranger and their Affiliates (including reasonable fees, charges and disbursements of counsel to Lender) required to be reimbursed or paid by Borrower hereunder, under any other Loan Document, the Fee Letter and under any agreement with Lender or the Sole Lead Arranger.

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(b)    Lender (or its counsel) shall have received the following, each to be in form and substance satisfactory to Lender:
(i)    a counterpart of each of the Loan Documents signed by or on behalf of the parties thereto;
(ii)    a certificate of the manager or managing member or Secretary or Assistant Secretary, as applicable, of each Loan Party, and the members of Borrower to the extent requested by Lender, attaching and certifying copies of its bylaws, or partnership agreement or limited liability company agreement, and of the resolutions of its boards of directors or other equivalent governing body, or comparable organizational documents and authorizations, authorizing the execution, delivery and performance of the Loan Documents to which it is a party and certifying the name, title and true signature of each officer or manager of such Loan Party executing the Loan Documents to which it is a party;
(iii)    certified copies of the articles or certificate of incorporation, certificate of organization or limited partnership, or other registered organizational documents of each Loan Party, and the members of Borrower to the extent requested by Lender, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of organization of such Loan Party or the applicable member of Borrower and each other jurisdiction where such party is required to be qualified to do business as a foreign corporation;
(iv)    a favorable written opinion of counsel to the Loan Parties, addressed to Lender, and covering such matters relating to the Loan Parties, the Loan Documents and the transactions contemplated therein as Lender shall reasonably request;
(v)    a certificate, dated the Closing Date and signed by a Responsible Officer, certifying that after giving effect to the funding of the Loan, (x) no Default or Event of Default exists, and (y) since the date of the financial statements of Borrower described in Section 4.4, there shall have been no change which has had or could reasonably be expected to have a Material Adverse Effect only at Closing;
(vi)    a duly executed funds disbursement agreement;
(vii)    the Title Insurance Policy;
(viii)    current “as-built” survey of the Property, dated or updated to a date not earlier than thirty (30) days prior to the Closing Date, certified to Lender and the title insurer, prepared by a surveyor licensed in the State of Arizona acceptable to Lender and the issuer of the mortgagee title insurance policy, and conforming to Lender’s current standard survey requirements;
(ix)    appropriate information on the past and present environmental, health and safety conditions at the Property, including without limitation a Phase I environmental site assessment report for the Property that (x) complies with the most recent ASTM 1527 standard, and (y) is prepared by an environmental consultant acceptable to Lender, and any further environmental assessment, testing, analysis, or reporting deemed necessary or desirable by Lender and showing results satisfactory to Lender. Lender may, based on site conditions, require appropriate documentation from an appropriate Governmental Authority

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on the current status and future activities and actions concerning environmental conditions at the Property;
(x)    a current engineering report or property condition report with respect to the Property, covering, among other matters, inspection of heating ventilation, air conditioning and any other base building systems, roof and structural details and showing no failure of compliance with building plans and specifications, Applicable Laws (including requirements of the Americans with Disabilities Act, as amended ) and fire safety and health standards;
(xi)    an appraisal of the Property performed by an M.A.I. appraiser acceptable to Lender (an “Appraisal”) which indicates a minimum leased fee value “as is” of $58,000,000.00;
(xii)    an update to existing zoning letter or zoning report, dated not more than (30) days prior to the Closing Date, certified to Lender;
(xiii)    copies of property and liability insurance policies maintained by Borrower, conforming to the requirements of Exhibit 5.5 hereof and otherwise in form and detail acceptable to Lender, in each case naming Lender as loss payee or additional insured, as the case may be, together with a lender’s loss payable endorsement in form and substance satisfactory to Lender;
(xiv)    flood hazard certification with respect to the Property, and, if applicable, evidence of flood insurance coverage conforming to the requirements of Exhibit 5.5 hereof, along with an executed Certificate of Flood Insurance Compliance in the form attached hereto as Exhibit 3.1.
(xv)    a current rent roll of the Property, certified by Borrower, which rent roll shall include the following information: (a) Tenant names; (b) unit/suite numbers; (c) area of each demised premises and total area of the Property (stated in net rentable square feet); (d) rental rate (including escalations) (stated in gross amount and in amount per net rentable square foot per year); (e) Lease term (commencement, expiration and renewal options); (f) real property tax or common area and maintenance expense pass-throughs; and (g) security deposit;
(xvi)    copy of the most recent tax bill for the Property;
(xvii)    copies of service contracts;
(xviii)    a copy of the Amazon Lease;
(xix)    an estoppel certificate and subordination, non-disturbance and attornment agreement from AMAZON.COM.AZDC LLC, a Delaware limited liability company;
(xx)    copies of existing certificates of occupancy for the Property; and
(xxi)    a copy of the Management Agreement for the Property, certified by Borrower as being true, correct and complete.

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Section 3.2    Delivery of Documents. All of the Loan Documents, certificates, legal opinions and other documents and papers referred to in this Article shall be delivered to Lender and shall be in form and substance satisfactory in all respects to Lender.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES
Borrower represents and warrants to Lender as follows:
Section 4.1    Existence; Power. Borrower (i) is duly organized, validly existing and in good standing as a limited liability company under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted, and (iii) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required.
Section 4.2    Organizational Power; Authorization. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party are within such Loan Party’s organizational powers and have been duly authorized by all necessary organizational, and if required, shareholder or member action. This Agreement has been duly executed and delivered by Borrower, and constitutes, and each other Loan Document to which any Loan Party is a party, when executed and delivered by such Loan Party, will constitute, valid and binding obligations of Borrower or such Loan Party (as the case may be), enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.
Section 4.3    Governmental Approvals; No Conflicts. The execution, delivery and performance by Borrower of this Agreement, and by each Loan Party of the other Loan Documents to which it is a party (a) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect or where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (b) will not violate any Applicable Law or the charter, by-laws or other organizational documents of Borrower or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, material agreement or other material instrument binding on Borrower or any of its assets or give rise to a right thereunder to require any payment to be made by Borrower and (d) will not result in the creation or imposition of any Lien on any asset of Borrower, except Liens (if any) created under the Loan Documents.
Section 4.4    Financial Statements. All financial data, including the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of Borrower, Guarantor and the Property: (i) were true, complete and correct in all material respects when delivered, and remain true and correct in all material respects as of the Closing Date, (ii) accurately represent the financial condition of Guarantor and the Property as of the date of such reports, and (iii) have been prepared in accordance with standard accounting methods acceptable to Lender in its reasonable discretion, consistently applied. Borrower has no contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower, except as referred to

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or reflected in said financial statements covering the relevant period. Guarantor has no contingent liabilities, liabilities for taxes or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower or Guarantor, except as referred to or reflected in said financial statements covering the relevant period.
Section 4.5    Litigation. No litigation, investigation or proceeding of or before any arbitrators or Governmental Authorities is pending against or, to the knowledge of Borrower, threatened against or affecting Borrower (i) as to which there is a reasonable possibility of an adverse determination that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or (ii) which in any manner draws into question the validity or enforceability of this Agreement or any other Loan Document. Borrower is not contemplating either the filing of a petition by it under any Debtor Relief Law or the liquidation of all or a major portion of its assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it.
Section 4.6    Compliance with Laws and Agreements. Borrower and the Property are in compliance with (a) all Applicable Laws, judgments, decrees and orders of any Governmental Authority, including without limitation all Environmental Laws, in all material respects, and (b) all indentures, agreements, Leases, or other instruments binding upon it or them, except, in the case of this clause (b), where non-compliance, either singly or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. All approvals under Applicable Laws have been obtained and are valid and in full force and effect. None of the Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards.
Section 4.7    Investment Company Act, Etc. Borrower is not (a) an “investment company”, as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or (b) otherwise subject to any other regulatory scheme limiting its ability to incur debt.
Section 4.8    Taxes. Borrower has timely filed or caused to be filed all Federal income tax returns and all other material tax returns that are required to be filed by it, and has paid all taxes shown to be due and payable by it on such returns or on any assessments made against it or its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except where the same are not yet due or are currently being contested in good faith by appropriate proceedings and for which Borrower has set aside on its books adequate reserves in accordance with GAAP. The charges, accruals and reserves on the books of Borrower in respect of such taxes are adequate, and no tax liabilities that could be materially in excess of the amount so provided are reasonably anticipated.
Section 4.9    Defaults. No Default or Event of Default has occurred and is continuing.
Section 4.10    Margin Regulations. None of the proceeds of the Loan will be used, directly or indirectly, for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of such terms under Regulation U or for any purpose that violates the provisions of Regulation T, Regulation U or Regulation X. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying “margin stock”.

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Section 4.11    ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans.
Section 4.12    [Intentionally Deleted].
Section 4.13    Labor Relations. There are no strikes, lockouts or other material labor disputes or grievances against Borrower, or, to Borrower’s knowledge, threatened against or affecting Borrower, and no significant unfair labor practice, charges or grievances are pending against Borrower, or to Borrower’s knowledge, threatened against it before any Governmental Authority. All payments due from Borrower pursuant to the provisions of any collective bargaining agreement have been paid or accrued as a liability on the books of Borrower, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
Section 4.14    No Subsidiaries. Borrower does not have any Subsidiaries.
Section 4.15    Insolvency. After giving effect to the execution and delivery of the Loan Documents and the making of the Loan under this Agreement, as of the Closing, Borrower will not be “insolvent”, within the meaning of such term as defined in Section 101 of the United States Code, as amended from time to time, to be unable to pay its debts generally as such debts become due, or have unreasonably small capital to engage in any business or transaction, whether current or contemplated.
Section 4.16    Single Purpose Entity. Until the Obligations have been paid in full, Borrower hereby represents, warrants and covenants that Borrower is, shall be and shall continue to be a single purpose entity as described in Section 5.17 hereof. If Borrower consists of more than one Person, each such Person shall be a single purpose entity.
Section 4.17    Other Agreements. Borrower is not a party to any agreement or instrument or subject to any court order, injunction, permit or restriction which might reasonably be expected to have a Material Adverse Effect. Borrower is not in violation of any agreement, which violation would have a Material Adverse Effect.
Section 4.18    OFAC. The Loan Parties have implemented and maintain in effect policies and procedures designed to ensure compliance by the Loan Parties, their Subsidiaries and Affiliates, and their respective directors, officers, employees and agents, with Anti-Corruption Laws and applicable Sanctions. The Loan Parties, their Subsidiaries and, to the knowledge of the Borrower, their Affiliates, their respective directors, officers, employees, and agents, are in compliance with Anti-Corruption Laws and applicable

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Sanctions. None of (a) the Loan Parties, or (b) to the knowledge of Borrower, any Affiliate of the Loan Parties, or any of their respective directors, officers or employees, or any agent of the Loan Parties or any Subsidiary or Affiliate that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Loan, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.
Section 4.19    Patriot Act. Neither any Loan Party nor any of its Subsidiaries is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act or any enabling legislation or executive order relating thereto. Neither any Loan Party nor any of its Subsidiaries is in violation of (a) the Trading with the Enemy Act, (b) any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the Patriot Act. None of the Loan Parties (i) is a blocked person described in Section 1 of Executive Order 13224 of the President of the United States or (ii) to the best of Borrower’s knowledge, engages in any dealings or transactions, or is otherwise associated, with any such blocked person.
Section 4.20    Brokerage. Borrower has not dealt with any brokers or “finders” in connection with the Loan and no brokerage or “finders” fees or commissions are payable by or to any Person in connection with the Loan, other than Jones Lang LaSalle, who will be paid in full by the Borrower on the Effective Date.
Section 4.21    Leases. Borrower represents and warrants to Lender with respect to Leases that: (1) the rent roll delivered to Lender is true, correct and complete, and, to Borrower’s knowledge, the Leases are valid and in full force and effect; (2) the Leases (including any and all amendments thereto) are in writing, and there are no oral agreements with respect thereto; (3) the copies of the Leases delivered to Lender are true, correct and complete; (4) to Borrower’s knowledge, neither the landlord nor any Tenant is in default under any of the Leases; (5) Borrower has no knowledge of any notice of termination or default with respect to any Lease; (6) Borrower has not assigned or pledged any of the Leases, the rents or any interests therein except to Lender; (7) no Tenant or other party has any right or option to purchase all or any portion of the Property except as provided in its Lease; (8) no Tenant has the right to terminate its Lease prior to expiration of the stated term of such Lease except as provided in its Lease; and (9) no Tenant has prepaid more than one (1) month’s rent in advance.
Section 4.22    Property Specific Representations.
(a)    Title. Borrower has good, marketable, insurable and indefeasible fee simple title to the Property, subject to no liens or other encumbrances except Permitted Encumbrances, and there are no defaults by Borrower under any of the Permitted Encumbrances, which violation might reasonably be expected to have a Material Adverse Effect.
(b)    Separate Tax Parcel; Special Assessments. The Property is comprised of one (1) or more parcels, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot. There are no pending or, to Borrower’s knowledge, proposed, special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.

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(c)    Transfer and Mortgage Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid under Applicable Law in connection with the transfer of the Property to Borrower have been paid or are being paid simultaneously herewith. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid under Applicable Law in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Security Instrument, have been paid or are being paid simultaneously herewith.
(d)    Purchase Options. There are no outstanding options to purchase, rights of first refusal to purchase or rights of first offer to purchase affecting any part of the Property except as provided in the Leases.
(e)    Zoning. Except as may be set forth in any zoning report delivered to Lender in connection with the closing of the Loan, the Property complies with all applicable zoning ordinances, regulations and restrictive covenants affecting the Property, and no special use permits are required for the current or anticipated use of the Property that have not been obtained.
(f)    Easement Rights. Borrower has been granted all easements appropriate for the use and operation of the Property.
(g)    Utilities; Access. All utility and municipal services necessary for the use and occupancy of the Property are available and have sufficient capacity to operate the Property for their intended purposes, including water supply, storm and sanitary sewer facilities, electricity and telephone facilities. All impact, connection or other requisite fees for such services have been paid. The Property has direct physical access to and from at least one public road.
(h)    Other Liens. Borrower represents and warrants that except as otherwise provided in the Loan Documents, Borrower has made no contract or arrangement of any kind the performance of which by the other party thereto would give rise to a Lien on the Property.
ARTICLE V

AFFIRMATIVE COVENANTS
Borrower covenants and agrees that so long as any Obligation remains unpaid or outstanding:
Section 5.1    Notices of Material Events. Borrower will furnish to Lender prompt written notice of the following:
(a)    the occurrence of any Event of Default;
(b)    the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of Borrower, affecting Borrower which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;
(c)    the occurrence of any event or any other development by which Borrower (i) fails to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) becomes subject to any Environmental Liability, (iii)

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receives written notice of any claim with respect to any Environmental Liability, or (iv) becomes aware of any basis for any Environmental Liability and in each of the preceding clauses, which individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;
(d)    the occurrence of any ERISA Event that could reasonably be expected to result in liability of Borrower;
(e)    receipt by Borrower of any written notice from Amazon alleging or asserting that Borrower is in default under the Amazon Lease; and
(f)    Copies of correspondence by and between Borrower and Amazon regarding the exercise or non-exercise of the First Extension Option (as defined in the Amazon Lease), including, (i) a copy of Borrower’s notice to Amazon of its determination of Fair Market Rent (as defined in the Amazon Lease), and Amazon’s notice to Borrower of its objections, if any, to such determination, and (ii) the First Extension Notice (as defined in the Amazon Lease).
Each notice delivered under this Section shall be accompanied by a written statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
Section 5.2    Existence; Conduct of Business. Borrower will do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence and its respective rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business and will continue to engage in the same business as presently conducted.
Section 5.3    Compliance with Laws, Etc. Borrower will comply in all material respects with all laws, rules, regulations and requirements of any Governmental Authority applicable to its business and the Property. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
Section 5.4    Payment of Obligations. Borrower will pay and discharge at or before maturity, all of its obligations and liabilities (including without limitation all tax liabilities and claims that could result in a statutory Lien) before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) Borrower has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.
Section 5.5    Insurance, Casualty and Condemnation.
(a)    Borrower shall maintain insurance in accordance with the requirements of Exhibit 5.5 and shall comply with the terms and conditions of Exhibit 5.5 with respect to casualty and condemnation and the other matters addressed therein.
(b)    Borrower will take all actions required under the Flood Insurance Laws and/or requested by Lender to assist in ensuring that Lender is in compliance with the Flood Insurance Laws

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applicable to the Collateral, including providing Lender with the address of all improvements and other structures on the Property, and, to the extent required, obtaining flood insurance for such improvements, property, structures and contents (or applicable portion thereof) prior to such assets becoming Collateral (if applicable at such time), and thereafter maintaining such flood insurance in full force and effect for so long as required by the Flood Insurance Laws.
Section 5.6    Taxes; Charges. Borrower shall pay before any fine, penalty, interest or cost may be added thereto, and shall not enter into any agreement to defer, any and all Taxes imposed on it or the Property that may become a Lien upon the Property or become payable during the term of the Loan (“Charges”), and will promptly furnish Lender with evidence of such payment. Borrower shall not suffer or permit the joint assessment of the Property with any other real property constituting a separate tax lot or with any other real or personal property. Provided, however, that Borrower may contest the validity of such Charges so long as (i) Borrower notifies Lender that it intends to contest such claim or demand, (ii) Borrower provides Lender with an indemnity, bond or other security (including any reserve account established by Borrower) reasonably satisfactory to Lender (including an endorsement to the Title Insurance Policy insuring against such Charge) or otherwise in accordance with Applicable Laws against such Charge, including interest and penalties, (iii) Borrower shall promptly upon final determination thereof pay the amount of any such Charge, together with all costs, interest and penalties which may be payable in connection therewith, (iv) such proceeding shall suspend the collection of such contested Charge from the Property, and (v) Borrower is diligently contesting the same by appropriate legal proceedings in good faith and at its own expense and concludes such contest prior to the tenth (10th) day preceding the earlier to occur of (1) the Maturity Date, or (2) the date on which the Property is scheduled to be sold for non-payment.
Section 5.7    Taxes on Security. Without duplication of any payment made pursuant to any other provision of this Agreement, Borrower shall pay all taxes, charges, filing, registration and recording fees, excises and levies payable with respect to the Note or the Liens created or secured by the Loan Documents, other than income, franchise and doing business taxes imposed on Lender or any other Excluded Taxes. If there shall be enacted any law (1) deducting the Loan from the value of the Property for the purpose of taxation, (2) affecting any Lien on the Property, or (3) changing existing laws of taxation of mortgages, deeds of trust, security deeds, or debts secured by real property, or changing the manner of collecting any such taxes, Borrower shall promptly pay to Lender, on demand, all taxes, costs and charges for which Lender is or may be liable as a result thereof; however, if such payment would be prohibited by law or would render the Loan usurious, then instead of collecting such payment, Lender may declare all amounts owing under the Loan Documents to be due and payable on a date not less than one hundred twenty (120) days after the delivery of notice thereof to Borrower.
Section 5.8    Books and Records. Borrower will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities to the extent necessary to prepare the financial statements of Borrower as required by this Agreement.
Section 5.9    Visitation and Inspection. Subject to the provisions of any Lease, Borrower will permit any representative of Lender to visit and inspect the Property, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with any of its officers and with its independent certified public accountants, all at such reasonable times and as often as

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Lender may reasonably request after reasonable prior notice to Borrower; provided, that if an Event of Default shall have occurred and is continuing, no prior notice shall be required.
Section 5.10    Maintenance of Property. Borrower will observe and comply in all material respects with all Applicable Laws applicable to the ownership, use and operation of the Property. Borrower shall maintain the Property in good condition as a warehouse/distribution center and promptly repair any damage or casualty thereto. Subject to the provisions of any Lease, Borrower shall permit Lender and its representatives and employees, upon reasonable prior notice to Borrower, to enter upon and inspect the Property and conduct such environmental and engineering studies as Lender may require; provided, that such inspections and studies do not materially interfere with the use and operation of the Property or the rights of Tenants. Except during the occurrence and continuance of an Event of Default, invasive testing shall require the reasonable approval of Borrower.
Section 5.11    Leasing Requirements.
(a)    Borrower shall comply with the terms and conditions of Exhibit 5.11 with respect to the matters described therein.
(b)    Borrower shall deposit with Lender on the date of Borrower’s receipt thereof any and all termination fees or other similar funds paid by a Tenant in connection with any Tenant’s election to exercise an early termination option contained in its respective Lease or otherwise at the Property (the “Termination Fee Deposit”). Any Termination Fee Deposit shall be held in the Re-Tenanting Account, to be disbursed in accordance with this Agreement.
Section 5.12    Mechanic’s Liens and Stop Notices. Borrower shall pay when due all claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in a mechanic’s or materialman’s or similar Lien and/or notice of pendency of action (each, a “Mechanic’s Lien”) being filed or recorded against Property or the assertion of a stop notice or similar claim (“Stop Notice”) against Loan proceeds, and shall defend, indemnify and hold Lender harmless from all Mechanic’s Liens and Stop Notices. If any Mechanic’s Liens are filed, recorded or otherwise asserted against any portion of the Property, or if any such Stop Notices are asserted against Loan proceeds, Borrower shall, within ten (10) days of written demand, discharge or cause to be discharged such Mechanic’s Lien and/or Stop Notice, and shall promptly obtain the dismissal of any proceedings for the enforcement thereof. Notwithstanding anything to the contrary contained herein or in any other Loan Documents, Borrower may contest in good faith the validity of any Mechanic’s Lien or Stop Notice so long as (1) Borrower notifies Lender that it intends to contest such Mechanic’s Lien or Stop Notice, (2) Borrower provides Lender with either (i) an endorsement to the Title Insurance Policy (insuring against such Mechanic’s Lien and/or Stop Notice), (ii) a release bond or (iii) other security, in each case in such form and amount as are reasonably satisfactory to Lender, including Lender’s estimate of interest, penalties and attorneys’ fees, (3) such proceeding shall suspend the collection of such contested claim from the Property, (4) Borrower is diligently contesting the same by appropriate legal proceedings in good faith, at its own expense, and on its own behalf and on behalf of Lender and concludes such contest prior to the tenth (10th) day preceding the earlier to occur of the Maturity Date or the date on which the Property is scheduled to be sold for non-payment, and (5) Borrower timely pays any award, judgment or settlement in favor of such Mechanic’s Lien or Stop Notice claimant.

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Section 5.13    Appraisal. Upon the written request of Lender, Borrower shall assist Lender with obtaining a new or updated Appraisal. Borrower shall only be obligated to pay the cost of such a new or updated Appraisal once in any twenty-four (24) month period, unless an Event of Default has occurred and is continuing, in which case Borrower shall pay the cost of any and all new and updated Appraisals obtained by Lender. Lender shall provide a copy of any new or updated Appraisal to Borrower only if Borrower covered the cost of such new or updated appraisal.
Section 5.14    [Intentionally Deleted].
Section 5.15    Estoppel Certificates. Borrower, within ten (10) days after request, shall furnish to Lender a written statement, duly acknowledged, setting forth the amount due on the Loan, the terms of payment of the Loan, the date to which interest has been paid, whether any offsets or defenses exist against the Loan and, if any are alleged to exist, the nature thereof in detail, and such other matters as Lender reasonably may request. Notwithstanding the foregoing, in no event shall Lender be permitted to ask Borrower for such written statement more than once per calendar year.
Section 5.16    Further Assurances. Borrower will, and will cause each other Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, Security Instruments and other documents), which may be required under any Applicable Law, or which Lender may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created by the Loan Documents or the validity or priority of any such Lien, all at the expense of Borrower. Borrower also agrees to provide to Lender, from time to time upon request, evidence reasonably satisfactory to Lender as to the perfection and priority of the Liens created or intended to be created by the Loan Documents.
Section 5.17    Single Purpose Entity. Borrower covenants and agrees that its organizational documents shall provide that it has not since its date of formation, and shall not:
(a)    engage in any business or activity other than the acquisition, development, ownership, disposition, operation, leasing, managing and maintenance of the Property, and entering into the Loan Documents, and activities incidental thereto;
(b)    acquire or own any material assets other than (i) the Property, and (ii) such incidental personal property as may be necessary for the ownership or operation of the Property;
(c)    merge into or consolidate with any Person or, to the fullest extent permitted by Applicable Law, dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure;
(d)    own any Subsidiary or make any investment in, any Person without the prior written consent of Lender;
(e)    commingle its assets with the assets of any of its members, general partners, Affiliates, principals or of any other Person, participate in a cash management system with any other Person or fail to use its own separate stationery, telephone number, invoices and checks;

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(f)    incur any Indebtedness or Guarantees, other than (1) the Obligations, and (2) Permitted Indebtedness;
(g)    (i) fail to maintain its records (including financial statements), books of account and bank accounts separate and apart from those of the members, general partners, principals and Affiliates of Borrower, the Affiliates of a member, general partner or principal of Borrower, and any other Person, (ii) permit its assets or liabilities to be listed as assets or liabilities on the financial statement of any other Person or (iii) include the assets or liabilities of any other Person on its financial statements;
(h)    enter into any contract or agreement with any member, general partner, principal or Affiliate of Borrower (other than a business management services agreement with an Affiliate of Borrower, provided that (i) such agreement is reasonably acceptable to Lender, (ii) the manager, or equivalent thereof, under such agreement holds itself out as an agent of Borrower and (iii) the agreement meets the standards set forth in this subsection (h) following this parenthetical), except upon terms and conditions that are commercially reasonable, fair and substantially similar to those that would be available on an arms-length basis with third parties other than any member, general partner, principal or Affiliate of Borrower;
(i)    fail to correct any known misunderstandings regarding the separate identity of Borrower, or any member, general partner, principal or Affiliate thereof or any other Person;
(j)    guarantee or become obligated for the debts of any other Person or hold itself out to be responsible for the debts of another Person;
(k)    make any loans or advances to any third party, including any member, general partner, principal or Affiliate of Borrower, or any member, general partner, principal or Affiliate thereof, and shall not acquire obligations or securities of any member, general partner, principal or Affiliate of Borrower, or any member, general partner, or Affiliate thereof;
(l)    fail to file its own tax returns or be included on the tax returns of any other Person except as required by Applicable Law or to the extent it is a “disregarded entity” for tax purposes;
(m)    fail either to hold itself out to the public as a legal entity separate and distinct from any other Person and not as a division or part of any other entity or to conduct its business solely in its own name or a name franchised or licensed to it by an entity other than an Affiliate of Borrower, in order not (i) to mislead others as to the identity with which such other party is transacting business, or (ii) to suggest that Borrower, is responsible for the debts of any third party (including any member, general partner, principal or Affiliate of Borrower, or any member, general partner, principal or Affiliate thereof);
(n)    provided that the Property generates sufficient operating income to cause the same, fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations, provided this provision shall not be violated if the value of the Property becomes less than the outstanding balance of the Loan;
(o)    share any common logo with or hold itself out as or be considered as a department or division of (i) any general partner, principal, member or Affiliate of Borrower, (ii) any Affiliate of a general partner, principal or member of Borrower, or (iii) any other Person;
(p)    fail to allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate;

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(q)    pledge its assets for the benefit of any other Person, and with respect to Borrower, other than with respect to the Loan;
(r)    fail to maintain a sufficient number of employees, if any, in light of its contemplated business operations;
(s)    fail to hold its assets in its own name;
(t)    fail to consider the interests of its creditors in connection with all corporate, limited liability company, limited partnership or trust, as applicable, actions to the extent permitted by Applicable Law; and
(u)    have any of its obligations guaranteed by an Affiliate, other than as provided in the Loan Documents.
Section 5.18    Cash Management.
(a)    Borrower shall be required to maintain all accounts of Borrower associated with the Property with Lender. Without limitation of the foregoing, Borrower shall have established and shall maintain (i) its primary operating account for the Property with Lender, designated as account number 1000164293721 (the “Operating Account”), (ii) a restricted depository account with Lender into which Tenants will be directed by Borrower to pay rents by ACH payment or wire transfer, designated as account number 1000164293747 (the “Collections Account”), and (iii) a restricted collateral account with Lender, designated as account number 1000164293754 (the “Master Disbursement Sweep Account”; and together with the Collections Account, the Operating Account and all other accounts maintained by Borrower in connection with the Loan, the “Accounts”). The Accounts shall not be co-mingled with each other or any other accounts or investments of Borrower or its owners or Affiliates. Borrower shall also have entered into the Collections Account Agreement, and Borrower shall cause all income relating to the Property to be transferred to and deposited in the Collections Account subject to the Collections Account Agreement and the Cash Management Agreement. Borrower shall pay for all expenses of opening and maintaining the Accounts.
(b)    Prior to a Cash Flow Sweep Event, funds will be transferred on a daily basis from the Collections Account to the Operating Account pursuant to the terms of the Cash Management Agreement. Borrower shall have control over the Operating Account and may use funds in the Operating Account for any purpose, including making distributions to Borrower and its owners, subject to the terms of the Loan Documents. Upon the occurrence of a Cash Flow Sweep Event, control over funds in the Collections Account shall shift to Lender and funds in the Collections Account shall be directed to the Master Disbursement Sweep Account and applied in accordance with the terms of the Cash Management Agreement. Upon the occurrence of a Cash Flow Sweep Cure and provided that no other Cash Flow Sweep Event or any Event of Default exists, Lender will return control of the Collections Account to Borrower and any funds remaining in the Master Disbursement Sweep Account shall be transferred to the Collections Account.
(c)    Borrower hereby grants to Lender a first priority security interest in each of the Accounts and all deposits at any time contained therein and the proceeds thereof and will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Accounts, including, without limitation, executing and filing UCC financing statements and continuations thereof. This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the Uniform Commercial Code. Borrower and Lender further agree that it is the intent of the parties that this Agreement

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is an authenticated record evidencing Lender’s “control” of the Accounts (within the meaning of Section 9-104 of the Uniform Commercial Code as in effect in the State of New York).
Section 5.19    Re-Tenanting Reserve.
(a)    Amounts deposited pursuant to this Section 5.19 are referred to herein as the “Re-Tenanting Funds” and the sub-account of the Master Disbursement Sweep Account in which such amounts are held by Lender shall hereinafter be referred to as the “Re-Tenanting Funds Account”. Upon the occurrence of an Amazon Lease Renewal Trigger, all amounts remaining in the Master Disbursement Sweep Account after the disbursements set forth in Section 6(a) of the Cash Management Agreement, shall be held in the Re-Tenanting Funds Account, for disbursement in accordance with the terms of this Section 5.19. Provided no Event of Default shall have occurred and is continuing, the Re-Tenanting Funds shall be made available to the Borrower to pay, or reimburse Borrower for payment of, Leasing Commissions and Tenant Improvements, subject to the satisfaction of the conditions set forth in this Section 5.19.
(b)    If the balance of the Re-Tenanting Funds Account on the earlier of (i) the effective date on which the Amazon Lease terminates, or (ii) September 30, 2019, is less than $3,300,000.00, then within ten (10) days after the earlier to occur of such dates, Borrower shall deposit, or cause to be deposited, with Lender additional Re-Tenanting Funds in the amount equal to $3,300,000.00 minus the amount then held in the Re-Tenanting Funds Account (the “Re-Tenanting Additional Deposit”) and minus any amounts previously paid for Leasing Commissions and Tenant Improvements reasonably approved by Lender for any Approved Replacement Leases. The Re-Tenanting Additional Deposit shall be held in the Re-Tenanting Funds Account.
(c)    Upon execution of an Approved Replacement Lease, Borrower shall provide evidence reasonably satisfactory to Lender of the amount of the costs the Tenant Improvements and Leasing Commissions to be paid or reimbursed by Borrower with respect to the Approved Replacement Lease (including, executed leasing commission agreements and executed contracts for completion of the Tenant Improvements) (the “Approved Replacement Lease Re-Tenanting Costs”). If at any time the Approved Replacement Lease Re-Tenanting Costs for Approved Replacement Leases covering the entire premises exceed the balance of the Re-Tenanting Funds Account (“TI/LC Shortfall”), Borrower shall pay the Approved Replacement Lease Re-Tenanting Costs, up to the amount of the TI/LC Shortfall, prior to the disbursement of Re-Tenanting Funds. Lender shall have no obligation to disburse the Re-Tenanting Funds for amounts paid by Borrower for Approved Replacement Lease Re-Tenanting Costs to the extent of the TI/LC Shortfall. Borrower shall provide evidence reasonably satisfactory to Lender that Approved Replacement Lease Re-Tenanting Costs in the amount of the TI/LC Shortfall have been completed and have been paid for in full by the Borrower.
(d)    Lender shall disburse to Borrower the Re-Tenanting Funds to pay, or reimburse Borrower for payment of, Leasing Commissions and Tenant Improvements in connection with an Approved Replacement Lease upon satisfaction by Borrower of each of the following conditions:
(i)    Borrower shall submit a request for payment to Lender at least twenty (20) days prior to the date on which Borrower requests such payment be made and specifies the costs of Tenant Improvements (or portion thereof) and Leasing Commissions to be paid or reimbursed with respect to the applicable Approved Replacement Lease;
(ii)    on the date such request is received by Lender and on the date such payment or reimbursement is to be made, no Event of Default shall remain outstanding;

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(iii)    Lender shall have received and, if applicable, approved, a budget for the cost of the Tenant Improvements and a schedule of Leasing Commission payable in connection with the Approved Replacement Lease, provided no approval is required if the Leasing Commission and Tenant Improvements are consistent with then market terms and the requested disbursement will be used to pay all or a portion of such costs and payments;
(iv)    Lender shall have received a certificate executed on behalf of the Borrower by a Responsible Officer (A) stating that all Tenant Improvements (or the portion thereof completed to date) to be funded by the requested disbursement have been completed in a good and workmanlike manner and in accordance with all Applicable Laws, such certificate to be accompanied by a copy of any material license, permit or other approval required by any Governmental Authority in connection with such Tenant Improvements (if available, in the case of partially completed Tenant Improvements), (B) identifying (1) each Person that supplied materials or labor in connection with the Tenant Improvements to be funded by the requested disbursement pursuant to a written or oral agreement with Borrower and (2) each Person that provided brokerage services in connection with the Leasing Commissions to be funded by the requested disbursement, and (C) stating that each such Person has been paid in full to date or will be paid in full to date upon such disbursement, such certificate to be accompanied by lien waivers or other evidence of payment satisfactory to Lender in the case of Tenant Improvements and commission statements evidencing such payment in the case of Leasing Commissions;
(v)    at Lender’s option, a title search for the Property indicating that the Property is free from all liens, claims and other encumbrances not previously approved by Lender;
(vi)    in the case of the final disbursement of Re-Tenanting Funds for Tenant Improvements in connection with an Approved Replacement Lease, Lender shall have received an estoppel certificate, commencement date letter or completion certificate signed and acknowledged by the applicable Replacement Tenant stating that (A) all work required to be performed by Borrower have been completed in accordance with the applicable Approved Replacement Lease and has been accepted by the applicable Replacement Tenant or (B) all work required to be performed by such Tenant has been completed and a reimbursement of the amount specified in such estoppel certificate, commencement date letter or completion certificate is due to the applicable Replacement Tenant pursuant to the applicable Approved Replacement Lease;
(vii)    Lender shall have received such other evidence as Lender may reasonably request that (A) the Tenant Improvements (or portion thereof) to be funded by the requested disbursement have been completed and are paid for or will be paid for in full upon such disbursement to Borrower and (B) the Leasing Commissions (or portion thereof) to be funded by the requested disbursement have been paid for or will be paid for in full upon such disbursement to Borrower. Lender shall not be required to disburse Re-Tenanting Funds more frequently than once each calendar month.
(e)    Provided no Cash Flow Sweep Event shall have occurred and is continuing, any Re-Tenanting Funds remaining after the Approved Replacement Lease Start Date for all Approved Replacement Leases covering the entire premises, shall be disbursed to the Operating Account. If a Cash Flow Sweep Event shall have occurred and is continuing, any Re-Tenanting Funds remaining after the Approved Replacement Lease Start Date for all Approved Replacement Leases covering the entire premises,

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shall be held in the Master Disbursement Sweep Account and disbursed in accordance with the Cash Management Agreement.
(f)    All reasonable out-of-pocket costs and expenses incurred by Lender in connection with holding and disbursing the Re-Tenanting Funds shall be paid by Borrower.
Section 5.20    Approved Re-Leasing Plan. Within twenty four (24) months after the date of the termination of the Amazon Lease, Borrower will deliver to Lender an Approved Re-Leasing Plan, unless prior to such date Borrower shall have delivered to Lender either (a) Approved Replacement Leases sufficient to cause the Debt Service Coverage Ratio to be greater than 1.25 to 1.00, or (b) Approved Replacement Leases covering the entire premises.
ARTICLE VI

FINANCIAL COVENANTS AND REPORTING
Section 6.1    Financial Statements and Other Information. Borrower will deliver to Lender:
(a)    as soon as available and in any event forty-five (45) days after the end of each fiscal quarter of Borrower, a balance sheet of Borrower, and an operating statement for the Property on a year-to-date basis, all certified by Borrower;
(b)    commencing upon the earlier of (i) a Cash Flow Sweep Event, or (ii) fiscal year 2017, as soon as available and in any event within ninety (90) days after the end of each fiscal year of Borrower, a detailed operating budget for the next fiscal year forecasting revenue, operating costs and capital expenses for the Property, which operating budget shall not be subject to Lender’s approval, except that during a Cash Flow Sweep Event, the budget shall be subject to the reasonable approval of the Lender;
(c)    within ninety (90) days after the end of each fiscal year of Hines Global REIT II, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification, commentary or exception arising out of the scope of the audit, or without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Hines Global REIT II and its consolidated subsidiaries, including Borrower, on a consolidated basis in accordance with GAAP consistently applied; and
(d)    such other reports, data, information and certificates as Lender may reasonably request with respect to Borrower and the Property.
Section 6.2    Debt Service Coverage Ratio. Commencing on December 31, 2016 and thereafter on each June 30th and December 31st during the term of the Loan, the Borrower shall, within forty-five (45) days thereafter, deliver to Lender a Compliance Certificate setting forth the Debt Service Coverage Ratio calculated as of June 30th and December 31st, as applicable. For purposes of determining Net Operating Income, the “annualized revenue” (i) for the calculation as of each June 30th, shall be the sum of gross revenue

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from the Property for the six month period ending June 30th, multiplied by two (2), and (i) for the calculation as of each December 31st, shall be the sum of gross revenue from the Property for the twelve month period ending December 31st. Notwithstanding the foregoing, Borrower shall not be required to deliver a Compliance Certificate pursuant to this Section 6.2 from and after the date the Re-Tenanting Additional Deposit is paid to Lender.
ARTICLE VII

NEGATIVE COVENANTS
Borrower covenants and agrees that so long as any Obligation remains unpaid or outstanding:
Section 7.1    Due on Sale and Encumbrance; Transfers of Interests. Without the prior written consent of Lender, which may be withheld in its sole discretion, the Loan shall become due and payable upon the occurrence of any Transfer (as defined below), except for Permitted Encumbrances and Permitted Transfers. Without limiting the foregoing, other than with respect to a Permitted Transfer, without the prior written consent of Lender:
(a)    neither Borrower nor any other Person having a legal or beneficial ownership or economic interest in Borrower shall: (i) Transfer, directly or indirectly, any interest in the Property or any part thereof, any Collateral or any other asset of Borrower, or mortgage, pledge or assign any other asset of Borrower, except for Permitted Encumbrances or Distributions permitted under this Agreement; (ii) further encumber, alienate, grant a lien or grant any other interest in the Property or any part thereof, whether voluntarily or involuntarily, except for Permitted Encumbrances; (iii) enter into any easement or other agreement granting rights in, or restricting the use or development of, the Property, except for Permitted Encumbrances; or (iv) permit any partition of the Property;
(b)    except for a Permitted Transfer, neither Borrower nor any other Person having a beneficial ownership or economic interest in Borrower shall Transfer, directly or indirectly, any ownership or economic interest in Borrower, or encumber, alienate, grant a lien or grant any other interest in any ownership or economic interest in Borrower, whether voluntarily or involuntarily; and
(c)    except for a Permitted Transfer, no new general partner, limited partner, manager or member having the ability to control the affairs of Borrower shall be admitted to or created in Borrower (nor shall any existing general partner, controlling limited partner, manager, managing member or controlling member withdraw from Borrower), and no change in Borrower’s organizational documents relating to control over Borrower and/or the Property shall be effected that would have the effect of changing the control, direct or indirect, of Borrower.
As used in this Section and in the definition of Permitted Transfer, the term “Transfer” shall include the sale, transfer, conveyance, mortgage, pledge or assignment of (i) the Property or any part thereof, or any direct legal or beneficial interest therein; or (ii) any ownership interest in Borrower, or any direct or indirect owner of Borrower, direct or indirect, legal or equitable. In connection with any Transfer that is permitted hereunder, Borrower and any transferee shall cooperate and comply (at Borrower’s or such transferee’s expense) with all necessary “know your customer” or other similar checks under all Applicable Laws applicable to Lender. The term “Transfer” shall not include leasing of space within the Property, so long as Borrower complies with the provisions of the Loan Documents relating to such leasing activity.

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Section 7.2    Limitation on Indebtedness. Borrower (and each general partner in Borrower, if any) shall not, without the prior consent of Lender, incur any Indebtedness other than (a) the Loan, (b) customary trade debt, account payables, financing for equipment, supplies and personal property, leasing commissions and tenant improvement costs in the ordinary course of its business of owning and operating the Property, provided that such debt (i) is not evidenced by a note, (ii) is paid at least five (5) days prior to delinquency, and (iii) is payable to trade creditors and in amounts as are normal and reasonable under the circumstances, and (c) Hedging Obligations related to the Loan to the extent required or permitted hereunder (“Permitted Indebtedness”).
Section 7.3    Liens. Borrower will not create, incur, assume or suffer to exist any Lien on any of its assets or property now owned or hereafter acquired, except:
(a)    Liens securing the Obligations;
(b)    Permitted Encumbrances;
(c)    purchase money Liens upon or in any fixed or capital assets to secure the purchase price or the cost of construction or improvement of such fixed or capital assets or to secure Indebtedness incurred solely for the purpose of financing the acquisition, construction or improvement of such fixed or capital assets (including Liens securing any Capital Lease Obligations); provided that (i) any such Lien secures Indebtedness permitted by Section 7.2, (ii) any such Lien attaches to such asset concurrently or within 90 days after the acquisition or the completion of the construction or improvements thereof, (iii) any such Lien does not extend to any other asset, and (iv) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets; and
(d)    extensions, renewals, or replacements of any Lien referred to in subsections (b) through (c) of this Section; provided that the principal amount of the Indebtedness secured thereby is not increased and that any such extension, renewal or replacement is limited to the assets originally encumbered thereby.
Section 7.4    Control; Management. Borrower shall not, without the prior written consent of Lender (which consent shall not be unreasonably withheld, conditioned or delayed): (i) execute the Property Management Agreement, (ii) upon execution of an approved Property Management Agreement, surrender, terminate or cancel the Property Management Agreement, or otherwise replace Property Manager, or enter into any other management agreement or leasing agreement with respect to the Property; (ii) reduce or consent to the reduction of the term of the Property Management Agreement; (iii) increase or consent to the increase of the amount of any charges under, or Borrower’s obligations under, the Property Management Agreement; or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Property Management Agreement in any material respect. The Property Manager (and any successor that may be approved by Lender) shall hold and maintain all necessary licenses, certifications and permits required by Applicable Law. Borrower shall fully perform all of its covenants, agreements and obligations under the Property Management Agreement and shall cause the Property Manager to enter into a Subordination of Management Agreement upon execution of the Property Management Agreement. Without Lender’s prior approval, no management fee payable to a Property Manager which is an Affiliate of Borrower may exceed three percent (3%) of actual operating revenues, plus customary reimbursable expenses.

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Section 7.5    Transactions with Affiliates. Without the prior written consent of Lender, which consent shall not be unreasonably withheld, Borrower shall not engage in any transaction affecting the Property with an Affiliate of Borrower, except (i) in the ordinary course of its business and on terms which are intrinsically fair, commercially reasonable and are no less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party and (ii) Tax Distributions.
Section 7.6    Government Regulation. Borrower will not (a) be or become subject at any time to any foreign asset control, anti-terrorism, money laundering or other similar law, regulation or list of any Governmental Authority of the United States (including, without limitation, the OFAC list) that prohibits or limits Lender from making any advance or extension of credit to Borrower or from otherwise conducting business with the Loan Parties, or (b) fail to provide documentary and other evidence of the identity of the Loan Parties as may be requested by Lender at any time to enable Lender to verify the identity of the Loan Parties or to comply with any Applicable Law, including, without limitation, Section 326 of the Patriot Act at 31 U.S.C. Section 5318. The Borrower will not, directly or indirectly, use the proceeds of the Loan or other extensions of credit hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loan or other extensions of credit hereunder, whether as underwriter, advisor, investor, or otherwise). No part of the proceeds of the Loan or other extensions of credit hereunder will be used, directly or indirectly, in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of applicable Anti-Corruption Laws.
Section 7.7    Hedging Transactions. Borrower will not enter into any Hedging Transactions, other than (a) Hedging Transactions required or allowed by Section 2.12 and (b) Hedging Transactions entered into in the ordinary course of business to hedge or mitigate risks to which Borrower is exposed in the conduct of its business or the management of its liabilities. Solely for the avoidance of doubt, Borrower acknowledges that a Hedging Transaction entered into for speculative purposes or of a speculative nature (which shall be deemed to include any Hedging Transaction under which Borrower is or may become obliged to make any payment (i) in connection with the purchase by any third party of any common stock or any Indebtedness or (ii) as a result of changes in the market value of any common stock or any Indebtedness) is not a Hedging Transaction entered into in the ordinary course of business to hedge or mitigate risks.
Section 7.8    Limitations on Distributions. Following the delivery by Lender to Borrower of notice of the existence of an Event of Default, and during the continuance of such Event of Default, Borrower shall not distribute any money or other property to any partner or other direct or indirect owner of Borrower, whether in the form of earnings, income or other proceeds from the Property, nor shall Borrower repay any principal or interest on any loan or other advance made to Borrower by any partner or other direct or indirect owner of Borrower, nor shall Borrower loan or advance any funds to any such partner or other direct or indirect owner of Borrower (any of the foregoing, a “Distribution”).
Section 7.9    Impairment of Security. The Borrower shall take no willful or intentional action which shall materially impair in any manner the value of the Property or the validity, priority or enforceability of the Security Instrument.

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Section 7.10    Conditional Sales. Borrower shall not incorporate in the Property any property acquired under a conditional sales contract, or lease, or as to which the vendor retains title or a security interest, without the prior written consent of Lender.
ARTICLE VIII

EVENTS OF DEFAULT
Section 8.1    Events of Default. The term “Event of Default”, as used in this Agreement shall mean the occurrence or happening, from time to time, of any one or more of the following:
(a)    Payment at Maturity. Borrower shall fail to pay all outstanding Obligations on the Maturity Date.
(b)    Other Payment Defaults. Borrower shall fail to pay (i) any principal of the Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or otherwise, or (ii) any interest on the Loan or any fee or any other amount payable under this Agreement or any other Loan Document (except amounts described under the preceding clause (b)(i) or subsection (a) of this Section), when and as the same shall become due and payable, and as to any such failure described in this clause (b)(ii), such failure shall continue unremedied for a period of three (3) Business Days.
(c)    Representations and Warranties. Any representation or warranty made or deemed made by or on behalf of a Loan Party in or in connection with this Agreement or any other Loan Document (including the Schedules attached thereto), or in any amendments or modifications hereof or waivers hereunder, or in any certificate, report, financial statement or other document submitted to Lender by any Loan Party or any representative of any Loan Party pursuant to or in connection with this Agreement or any other Loan Document shall prove to be incorrect in any material respect when made or deemed made or submitted.
(d)    Certain Covenants. Borrower shall fail to observe or perform any covenant or agreement contained in Section 5.1, Section 5.12, Section 5.17, Section 6.1, Section 6.2, Section 7.1, Section 7.2, Section 7.3, Section 7.4, Section 7.10, or a Guarantor shall fail to observe or perform any covenant or agreement contained in Section 5 of the Guaranty.
(e)    Compliance with Covenants. Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement or in any of the other Loan Documents (other than those referred to in clauses (a), (b), (c) and (d) above), and the continuance of such failure for thirty (30) days (or such shorter period provided in any other Loan Document) after notice by Lender to Borrower; provided, however, that, subject to any shorter period for curing any failure by Borrower as specified in any of the other Loan Documents, Borrower shall have an additional period of time as is reasonably necessary to cure such failure if: (1) such failure does not involve the failure to make payments on a monetary obligation; (2) such failure cannot reasonably be cured within thirty (30) days; (3) Borrower is diligently undertaking to cure such default; and (4) Borrower has provided Lender with security reasonably satisfactory to Lender against any interruption of payment or impairment of Collateral as a result of such continuing failure; provided, however that such additional cure period shall not exceed ninety (90) days.

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(f)    Insurance. Borrower shall fail to maintain insurance as required under Section 5.5 of this Agreement.
(g)    Voluntary Proceeding. A Loan Party shall (i) commence a voluntary case or other Proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a custodian, trustee, receiver, liquidator or other similar official of it or any substantial part of its property, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any Proceeding or petition described in clause (i) of this subsection, (iii) apply for or consent to the appointment of a custodian, trustee, receiver, liquidator or other similar official for such Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such Proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing.
(h)    Involuntary Proceeding. An involuntary Proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of a Loan Party or its debts, or any substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or (ii) the appointment of a custodian, trustee, receiver, liquidator or other similar official for a Loan Party or for a substantial part of its assets, and in any such case, such Proceeding or petition shall remain undismissed for a period of ninety (90) days or an order or decree approving or ordering any of the foregoing shall be entered.
(i)    [Intentionally Deleted]
(j)    ERISA Event. An ERISA Event shall have occurred that, in the opinion of Lender, when taken together with other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect.
(k)    Monetary Judgments. Any judgment or order for the payment of money in excess of $500,000.00 in the aggregate shall be rendered against a Loan Party, and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be a period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.
(l)    Non-Monetary Judgments. Any non-monetary judgment or order shall be rendered against a Loan Party that could reasonably be expected to have a Material Adverse Effect, and there shall be a period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.
(m)    Levy. Any execution or attachment shall be levied against any of the Property, and such execution or attachment is not set aside, discharged or stayed within thirty (30) days after the same is levied.
(n)    Other Indebtedness. Borrower (whether as primary obligor or as guarantor or other surety) shall fail to pay any principal of, or premium or interest on, any indebtedness that is outstanding, when and as the same shall become due and payable (whether at scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument evidencing or governing such indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to such indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of

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such event or condition is to accelerate, or permit the acceleration of, the maturity of such indebtedness; or any such indebtedness shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or any offer to prepay, redeem, purchase or defease such indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or a default shall occur under any other mortgage, deed to secure debt, deed of trust or security agreement conveying or encumbering the Property, including any Permitted Encumbrances.
(o)    Change of Control. Any Change of Control shall occur unless expressly and in writing consented to by Lender.
(p)    Transfers. The Transfer of all or any part or the Property, or any interest therein, or of any direct or indirect interest in Borrower, in any such case in violation of Section 7.1 of this Agreement.
(q)    Validity of Loan Documents. Any of the Loan Documents ceases to be a legal, valid and binding agreement enforceable against any Loan Party in accordance with the terms of such Loan Document or is in any way terminated (except in accordance with its terms) or becomes or is declared ineffective or inoperative or is in any way challenged or contested by a Loan Party, or any Affiliate of a Loan Party, or ceases to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby.
(r)    Death or Incompetency of Guarantor. The death or declaration of incompetency of any Guarantor that is a natural person unless within thirty (30) days after the death or declaration of incompetency of such Guarantor, a substitute guarantor acceptable to Lender shall have executed a supplemental Guaranty, Environmental Indemnification Agreement and other documentation in form and substance acceptable to Lender.
Section 8.2    Remedies. Upon the occurrence of an Event of Default (other than an event with respect to Borrower described in clause (g) or (h) of Section 8.1), and at any time thereafter during the continuance of such Event of Default, Lender at its election may (but shall not be obligated to) without notice, exercise any and all rights and remedies afforded by this Agreement, the other Loan Documents, Applicable Law, equity or otherwise, including (a) declaring the Obligations immediately due and payable; (b) reducing any claim to judgment; (c) obtaining appointment of a receiver (to which Borrower hereby consents) and/or judicial or nonjudicial foreclosure under the Security Instrument; (d) terminating Lender’s Commitment; (e) in its own name or in the name of Borrower, entering into possession of the Property, leasing and operating the Property, performing all work and constructing improvements; and (f) setting-off and applying, to the extent thereof and to the maximum extent permitted by Applicable Law, any and all deposits, funds, or assets at any time held and any and all other indebtedness at any time owing by Lender to or for the credit or account of Borrower against the Obligations; provided that, if an Event of Default specified in either clause (g) or (h) of Section 8.1 shall occur, the principal of the Loan then outstanding, together with accrued interest thereon, and all fees, and all other Obligations shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower.
Borrower hereby appoints Lender as Borrower’s attorney-in-fact, which power of attorney is irrevocable and coupled with an interest, with full power of substitution if Lender so elects, to do any of the following in Borrower’s name upon the occurrence of an Event of Default: (i) endorse the name of Borrower on any checks or drafts representing proceeds of any insurance policies, or other checks or instruments payable to Borrower with respect to the Property; (ii) prosecute or defend any action or proceeding incident to the Property; (iii) pay, settle, or compromise all bills and claims regarding the Property;

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(iv) perform the obligations and exercise the rights of Borrower under all Leases, guaranties and other agreements to which it is a party or by which the Property is bound, enter into Leases, guaranties and other agreements regarding the Property and pay all leasing, operating and capital expenses of the Property; and (v) take over and use all or any part of the labor, materials, supplies and equipment contracted for, owned by, or under the control of Borrower, whether or not previously incorporated into the improvements located on the Property. Lender shall not have any liability to Borrower for the sufficiency or adequacy of any such actions taken by Lender.
ARTICLE IX

MISCELLANEOUS
Section 9.1    Notices.
(a)    Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications to any party herein to be effective shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail as follows:
To Borrower:        HGREIT II Goodyear Crossing LLC
c/o Hines Advisors Limited Partnership
2800 Post Oak Boulevard, Suite 4800
Houston, Texas 77056
Attn: Kevin McMeans

with copy to:    HGREIT II Goodyear Crossing LLC
c/o Hines Advisors Limited Partnership
2800 Post Oak Boulevard, Suite 4800
Houston, Texas 77056
Attn: Jason P. Maxwell – General Counsel

with copy to:    Baker Botts L.L.P.
2001 Ross Avenue, Suite 600
Dallas, Texas 75201
Attn: Jonathan W. Dunlay

To Lender:    SunTrust Bank
CRE Atlanta Middle Office
Attn: Middle Office Hub Team Lead
Mail Code: GA-Atlanta-0081
1155 Peachtree Street, N.E., Suite 300
Atlanta, GA 30309

With a copy to
(for information
purposes only):        Sutherland Asbill & Brennan LLP
999 Peachtree Street, Suite 2300
Atlanta, GA 30309-3996

36942122.8

Attn: William Rothschild
Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All such notices and other communications shall be effective, when transmitted by overnight delivery, one (1) Business Day after the date on which the notice is deposited with a recognized overnight courier service; or if mailed, upon the third (3rd) Business Day after the date deposited into the mails or if hand-delivered, upon delivery; provided, that notices delivered to Lender shall not be effective until actually received by Lender at its address specified in this Section 9.1.
(b)    Any agreement of Lender herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of Borrower. Lender shall be entitled to rely on the authority of any Person purporting to be a Person authorized by Borrower to give such notice and Lender shall not have any liability to Borrower or other Person on account of any action taken or not taken by Lender in reliance upon such telephonic or facsimile notice. The obligation of Borrower to repay the Loan and all other Obligations hereunder shall not be affected in any way or to any extent by any failure of Lender to receive written confirmation of any telephonic or facsimile notice or the receipt by Lender of a confirmation which is at variance with the terms understood by Lender to be contained in any such telephonic or facsimile notice.
Section 9.2    Partial Release.
(a)    In the event Amazon has extended the Amazon Lease for a term of not less than ten (10) years and providing for Rents sufficient to cause the Debt Service Coverage Ratio to be greater than 1.25 to 1.00, or Lender has approved other Leases of the Property (including the Amazon Lease for less than all of the premises) for a term of not less than ten (10) years pursuant to Exhibit 5.11 which provide Rents sufficient to cause the Debt Service Coverage Ratio to be greater than 1.25 to 1.00, Lender will release (the “Partial Release”) the Unimproved Property from the lien of the Security Instrument upon Borrower’s request and satisfaction of all the following conditions:
(i)    Borrower’s request for the Partial Release shall be given to Lender in writing and no later than forty-five (45) days preceding the date such Partial Release is requested;
(ii)    The Unimproved Property and the remaining portion of the Property encumbered by the Security Instrument after the release of the Unimproved Property (the “Remaining Property”) must be split into separate tax parcels;
(iii)    No Event of Default or event which, but for the passage of time, the giving of notice or both would constitute an Event of Default, shall have occurred and be continuing;
(iv)    Neither the release of the Release Parcel from the lien of the Security Instrument nor the foreclosure of the Security Instrument on the Remaining Property would violate (or cause any of the Remaining Property to violate) any applicable zoning, subdivision or other applicable law;
(v)    Borrower shall deliver an endorsement to the Title Insurance Policy at Borrower’s expense insuring the priority of the Security Instrument as a first lien on the Remaining Property;

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(vi)    Borrower shall grant, as an appurtenance to the Remaining Property, any easement rights over the Release Parcel for the benefit of the Remaining Property that Lender may reasonably request and which is consistent with Lender’s then current underwriting standards for the maintenance, operation and improvement of the Remaining Property;
(vii)    Borrower shall have paid or reimbursed Lender for all expenses incurred by Lender in connection with the Partial Release (including without limitation, attorneys’ fees, title insurance costs, appraisal fees, recording costs and trustee’s fees);
(viii)    Borrower shall submit partial release instruments, prepared at Borrower’s expense, in form and substance satisfactory to Lender;
(ix)    Borrower shall have provided evidence and documentation reasonably satisfactory to Lender that (A) that the Release Parcel will be assessed as a separate tax parcel with respect to all Taxes and assessments, (B) that the Remaining Property will comply with all federal, state, and local environmental, land use and zoning laws (including minimum lot size, minimum parking requirements, setback requirements, lot coverage ratios, frontage, subdivision, site plan approval and access to a public right of way), (C) that access to the Remaining Property following the Partial Release to any previously dedicated streets and utilities shall not be impaired, and (D) that all required notices have been given and consents obtained in connection with the proposed Partial Release, including the consent of the Guarantor and all Tenants under Leases; and
(x)    Borrower shall have provided evidence and documentation reasonably satisfactory to Lender that the future development and use of the Release Parcel will not directly compete with the use of the Remaining Property and will not negatively impact the value of the Remaining Property.
Section 9.3    Waiver; Amendments.
(a)    No failure or delay by Lender in exercising any right or power hereunder or under any other Loan Document, and no course of dealing between Borrower and Lender, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power hereunder or thereunder. The rights and remedies of Lender hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies provided by Applicable Law. No waiver of any provision of this Agreement or of any other Loan Document or consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be permitted by subsection (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of any advance under the Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether Lender may have had notice or knowledge of such Default or Event of Default at the time.
(b)    No amendment or waiver of any provision of this Agreement or the other Loan Documents, nor consent to any departure by Borrower therefrom, shall in an event be effective unless the same shall be in writing and signed by Borrower and Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

36942122.8

Section 9.4    Expenses; Indemnification.
(a)    Borrower shall pay (i) all reasonable, out-of-pocket costs and expenses of Lender and its Affiliates (including, without limitation, the reasonable fees, charges and disbursements of outside counsel and the allocated cost of inside counsel) in connection with the preparation and administration of the Loan Documents and any amendments, modifications or waivers thereof (whether or not the transactions contemplated in this Agreement or any other Loan Document shall be consummated), and (ii) all out-of-pocket costs and expenses (including, without limitation, the reasonable fees, charges and disbursements of outside counsel and the allocated cost of inside counsel) incurred by Lender in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section 9.4, or in connection with the Loan made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Loan.
(b)    Borrower shall indemnify Lender and each Related Party of Lender (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all costs, losses, liabilities, claims, damages and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, which may be incurred by or asserted against any Indemnitee arising out of, in connection with or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, or any other agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of any of the transactions contemplated hereby, (ii) the Loan or any actual or proposed use of the proceeds therefrom, (iii) any non-compliance with any Environmental Laws, (iv) any actual or alleged presence or Release of Hazardous Materials on or from the Property or any liability related in any way to Borrower or the Property, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort, or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such costs, losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from (x) the gross negligence or willful misconduct of such Indemnitee or (y) a claim brought by Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through Syndtrak, Intralinks or any other Internet or intranet website, except as a result of such Indemnitee’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment. This Section 9.4(b) shall not apply with respect to Taxes other than any Taxes that represent costs, losses, liabilities, claims, damages and related expenses arising from any non-Tax claim.
(c)    Without duplication of any payment made to any other provision of this Agreement, Borrower shall pay, and hold Lender harmless from and against, any and all present and future stamp, documentary, and other similar taxes with respect to this Agreement and any other Loan Documents, any Collateral described therein, or any payments due thereunder, and save Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes. .
(d)    To the extent permitted by Applicable Law, Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated therein, the Loan or the use of proceeds thereof.

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(e)    All amounts due under this Section 9.4 shall be payable promptly after written demand therefor.
Section 9.5    Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that, except for Permitted Transfers, Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Lender (and any other attempted assignment or transfer by Borrower shall be null and void). Lender may at any time, without consent of, or notice to Borrower, pledge or assign to any Person, or grant participations in, all or any portion of its rights under this Agreement and, to the extent of any assignment shall be released from its obligations hereunder, provided that the Lender (or its designee) complies with the registration provisions of Section 9.6. Lender may forward to each purchaser, transferee, assignee or participant all documents and information which Lender now has or may hereafter acquire relating to Borrower, any loan to Borrower, any Guarantor or the Property, whether furnished by Borrower, any Guarantor or otherwise, as Lender determines necessary or desirable.
Section 9.6    Register. Lender (or a designated assignee) shall, acting solely for this purpose as an agent of the Borrower, maintain at one of its offices in the United States a copy of each assignment or participation granted in Section 9.5 and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loan owing to, each Lender pursuant to the terms hereof from time to time and the names and addresses of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loan or other obligations under the Loan Documents (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrower and Lender shall treat each assignee whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement and Lender shall treat each participant whose name is recorded in the Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
Section 9.7    Governing Law; Jurisdiction; Consent to Service of Process.
(a)    This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof except for Sections 5-1401 and 5-1402 of the New York General Obligations Law) of the State of New York.
(b)    Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York, and of the Supreme Court of the State of New York sitting in New York county, and of any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such District Court or New York state court or, to the extent permitted by Applicable Law, such appellate court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law. Nothing in

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this Agreement or any other Loan Document shall affect any right that Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against Borrower or its properties in the courts of any jurisdiction.
(c)    Borrower irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in paragraph (b) of this Section and brought in any court referred to in paragraph (b) of this Section. Each of the parties hereto irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 9.1. Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.
Section 9.8    Waiver of Jury Trial. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 9.9    Right of Setoff. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, Lender shall have the right, at any time or from time to time upon the occurrence and during the continuance of an Event of Default, without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by Applicable Law, to set off and apply against all deposits (general or special, time or demand, provisional or final) of Borrower at any time held or other obligations at any time owing by Lender to or for the credit or the account of Borrower against any and all Obligations held by Lender, irrespective of whether Lender shall have made demand hereunder and although such Obligations may be unmatured. Lender agrees promptly to notify Borrower after any such set-off and any application made by Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.
Section 9.10    Counterparts; Integration. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission or by electronic mail in pdf format), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement, the Fee Letter, the other Loan Documents, and any separate letter agreement(s) relating to any fees payable to Lender and its Affiliates constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters. Delivery of an executed counterpart to this Agreement or any other Loan Document by facsimile transmission or by electronic mail in pdf format shall be as effective as delivery of a manually executed counterpart hereof.

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Section 9.11    Survival. All covenants, agreements, representations and warranties made by Borrower herein and in the certificates, reports, notices and other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of the Loan, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on the Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid. The provisions of Sections 2.9, 2.11, and 9.4 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loan, the termination of this Agreement or any provision hereof.
Section 9.12    Severability. Any provision of this Agreement or any other Loan Document held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 9.13    Confidentiality. Lender agrees to take normal and reasonable precautions to maintain the confidentiality of any information relating to Borrower or its business, to the extent designated in writing as confidential and provided to it by Borrower, other than any such information that is available to Lender on a non-confidential basis prior to disclosure by Borrower, except that such information may be disclosed (i) to any Related Party of Lender including, without limitation, accountants, legal counsel and other advisors, (ii) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (iii) to the extent requested by any regulatory agency or authority purporting to have jurisdiction over it (including any self-regulatory authority such as the National Association of Insurance Commissioners), (iv) to the extent that such information becomes publicly available other than as a result of a breach of this Section, or which becomes available to Lender or any Related Party of Lender on a non-confidential basis from a source other than Borrower, (v) in connection with the exercise of any remedy hereunder or under any other Loan Documents or any suit, action or proceeding relating to this Agreement or any other Loan Documents or the enforcement of rights hereunder or thereunder, (vi) subject to execution by such Person of an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or (B) any actual or prospective party (or its Related Parties) to any swap or derivative or other transaction under which payments are to be made by reference to Borrower and its obligations, this Agreement or payments hereunder, (vii) to any rating agency, (viii) to the CUSIP Service Bureau or any similar organization, or (ix) with the consent of Borrower. Any Person required to maintain the confidentiality of any information as provided for in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord its own confidential information.
Section 9.14    Use of Name and Information. Borrower agrees that Lender shall be permitted to use information related to the Loan, including the syndication and arrangement thereof, in connection with marketing, press releases or other transactional announcements or updates provided to investor or trade

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publications, including, but not limited to, the placement of “tombstone” advertisements in publications of its choice at its own expense.
Section 9.15    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to the Loan, together with all fees, charges and other amounts which may be treated as interest on the Loan under Applicable Law (collectively, the “Loan Charges”), shall exceed the maximum lawful rate of interest (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by Lender holding a portion of the Loan in accordance with Applicable Law, the rate of interest payable in respect of the Loan hereunder, together with all Loan Charges payable in respect thereof, shall be limited to the Maximum Rate.
Section 9.16    Waiver of Effect of Corporate Seal. Borrower represents and warrants that it is not required to affix its corporate seal to this Agreement or any other Loan Document pursuant to any requirement of Applicable Law or regulation, agrees that this Agreement is delivered by Borrower under seal and waives any shortening of the statute of limitations that may result from not affixing the corporate seal to this Agreement or such other Loan Documents.
Section 9.17    Patriot Act. Lender hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow Lender to identify such Loan Party in accordance with the Patriot Act. Each Loan Party shall provide to the extent commercially reasonable, such information and take such other actions as are reasonably requested by Lender in order to assist Lender in maintaining compliance with the Patriot Act.
Section 9.18    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), Borrower and each other Loan Party acknowledges and agrees and acknowledges its Affiliates’ understanding that (i) (A) the services regarding this Agreement provided by Lender are arm’s-length commercial transactions between Borrower, each other Loan Party and their respective Affiliates, on the one hand, and Lender, on the other hand, (B) each of Borrower and the other Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate, and (C) Borrower and each other Loan Party is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrower, any other Loan Party or any of their respective Affiliates, or any other Person, and (B) Lender has no obligation to Borrower, any other Loan Party or any of their Affiliates with respect to the transaction contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) Lender and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Borrower, the other Loan Parties and their respective Affiliates, and Lender has no obligation to disclose any of such interests to Borrower, any other Loan Party or any of their respective Affiliates.  To the fullest extent permitted by Applicable Law, each of Borrower and the other Loan Parties hereby waives and releases any claims that it may have against Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

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Section 9.19    Time is of the Essence. Time is of the essence of each and every provision of this Agreement.
Section 9.20    Third Parties; Benefit. All conditions to the obligation of Lender to make advances hereunder are imposed solely and exclusively for the benefit of Lender and its assigns and no other persons shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make advances in the absence of strict compliance with any or all thereof and no other person shall, under any circumstances, be deemed to be the beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender at any time in the sole and absolute exercise of its discretion. The terms and provisions of this Agreement are for the benefit of the parties hereto and, except as herein specifically provided, no other person shall have any right or cause of action on account thereof.
(remainder of page left intentionally blank)

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

HGREIT II GOODYEAR CROSSING LLC, a Delaware limited liability company

By:	/s/ Janice E. Walker
Name:	Janice E. Walker
Title:	Authorized Agent

[SEAL]

SUNTRUST BANK

By:	/s/ Rob West
Name:	Rob West
Title:	Senior Vice President

Signature Page to Term Loan Agreement
36942122.8

EXHIBIT A
[FORM OF]

BORROWER COMPLIANCE CERTIFICATE

[Date]

SunTrust Bank
CRE Atlanta Middle Office
Mail Code: GA-Atlanta-0081
1155 Peachtree Street, N.E., Suite 300
Atlanta, Georgia 30309
Attention: Rob West

E-	mail address: Rob.A.West@SunTrust.com

For the Period Ending: ______________

Ladies and Gentlemen:

Reference is hereby made to the Term Loan Agreement dated as of ________, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “ Loan Agreement”), by and between HGREIT II Goodyear Crossing LLC, a Delaware limited liability company (“Borrower”) and SunTrust Bank, as lender (“Lender”). Capitalized terms used herein without definition shall have the meanings set forth in the Loan Agreement.

The undersigned hereby certifies as of the date hereof that he/she is the _______________ of Borrower, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate (this “Certificate”) to Lender on the behalf of the Borrower, and that:
1.    The calculations set forth in Annex 1 are computations of the Debt Service Coverage Ratio for purposes of Section 6.2 of the Loan Agreement, and are true and accurate in all respects on and as of the date of this Certificate. Attached hereto are supporting details of the calculation of the Debt Service Coverage Ratio.

2.    Based upon a review of the activities of Borrower and the calculations attached hereto during the period covered thereby, as of the date hereof, there [exists][does not exist] a Cash Flow Sweep Event pursuant to the terms of the Loan Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK – SIGNATURE PAGE FOLLOWS]

Exhibit A
36942122.8

HGREIT II Goodyear Crossing LLC

By:
Name:
Title:

Exhibit A
36942122.8

ANNEX 1

Calculations of Debt Service Coverage Ratio

[Attached]

Exhibit A
36942122.8

EXHIBIT 3.1
Certificate of Flood Insurance Compliance
SunTrust Bank
CRE Atlanta Middle Office
Mail Code: GA-Atlanta-0081
1155 Peachtree Streee, N.E., Suite 300
Atlanta, Georgia 30309
Attention: Rob West

Re: $29,000,000.00 loan (“Loan”) evidenced by Term Loan Agreement dated as of ________ (as amended, modified, supplemented, restated, or renewed, from time to time, the “Agreement”), by and between HGREIT II GOODYEAR CROSSING LLC, a Delaware limited liability company (the “Borrower”) and SUNTRUST BANK, a Georgia banking corporation, (the “Lender”)
Reference is made to the Agreement and the other documents evidencing and securing the Loan (“Loan Documents”). Capitalized terms used in this certificate (including schedules and other attachments hereto, this “Certificate”) without definition have the meanings specified in the Loan Documents.
Pursuant to applicable provisions of the Agreement, the undersigned, being an authorized representative of Borrower authorized and empowered to issue this Certificate for and on behalf of Borrower hereby certifies to Lender as follows as of the date hereof:

1.
Review of Flood Insurance Terms and Conditions. The undersigned has reviewed the terms of the Agreement, including, but not limited to, the representations and warranties of Borrower and Guarantor(s) set forth in the Agreement and the covenants of Borrower set forth in the Agreement, regarding flood insurance for real and personal property (“Flood Insurance Terms and Conditions”), and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of Borrower and Guarantor(s) through the reporting periods.

2.	Compliance with Terms of Agreement. Borrower is in compliance with all of the Flood Insurance Terms and Conditions.

3.
Certifications regarding Personal Property. The real property pledged as collateral for the Loan (“Real Property”) is legally described in the Loan Documents. The undersigned certifies as follows with respect to the personal property pledged as collateral for the Loan (as described in the Loan Documents), including without limitation all personal property, collateral and contents securing the Loan within the meaning of 12 CFR 208.25 (c) (collectively “Personal Property”) [mark appropriate statement and attach backup materials]:

(i)     ____ Borrower does not own any Personal Property in connection with the Loan and the Real Property [acceptable to mark if there is none, or if any present is owned by third parties or leased by Borrower]
(ii)    ____ The aggregate value of Personal Property that Borrower currently owns, or will in the succeeding twelve (12) months from the date hereof own, in connection with the Loan and the Real Property, is equal to or more than $500,000.00 with respect to each building located on the Real Property, and Borrower maintains flood insurance on the Personal Property in connection with the

Active 267780
Exhibit

36942122.8

Loan and the Real Property in an amount not less than $500,000.00 per building, as evidenced by the attached information on insurance.
(iii)    ____ The aggregate value of Personal Property that Borrower currently owns, or will in the succeeding twelve (12) months from the date hereof own, in connection with the Loan and the Real Property [with respect to the _____ building – Note: specify designated building if more than one building is located on the Real Property], is $ ________ [insert actual value amount], and Borrower maintains flood insurance on said Personal Property, as evidenced by the attached information on values and insurance, in a per building amount that is not less than the lowest of:

(a)	$500,000.00;

(b)	An amount that, when combined with the amount of flood insurance Borrower maintains on the Real Property, is equal to the outstanding principal balance of the Loan; or

(c)	The full insurable value of the Personal Property
(iv)     ____ The aggregate value of Personal Property that Borrower currently owns, or will in the succeeding twelve (12) months from the date hereof own, in connection with the Loan and the Real Property [with respect to the _____ building – Note: specify designated building if more than one building is located on the Real Property], is $ ___________ [insert actual value amount], and Borrower maintains flood insurance on said Personal Property, as evidenced by the attached information on values and insurance, in a per building amount that is equal to $________________. [insert amount that exceeds $500,000.00]

4.	Schedules and Exhibits. Any schedules and exhibits attached hereto are incorporated herein by this reference.
Borrower covenants and agrees promptly to notify Lender and to deliver to Lender a replacement certificate if any of the information in any certification marked in Section 3 changes such that the certification becomes untrue.

Active 267780
Exhibit

36942122.8

IN WITNESS WHEREOF, this Certificate is executed by the undersigned this ____ day of __________.
Date:
[insert signature blocks]
[attach applicable schedules and exhibits]

Active 267780
Exhibit

36942122.8

EXHIBIT 5.5
INSURANCE REQUIREMENTS; CASUALTY AND CONDEMNATION
1.    Insurance. Borrower shall maintain insurance as follows:
(a)    Required Coverages.
(i)    Comprehensive “special causes of loss” or “all risk” property insurance (or its equivalent) covering the Property, including improvements and personal property, against losses caused by but not limited to fire, flood, windstorm (including named windstorm), hail, explosion, collapse, earthquake, sinkhole, malicious mischief, vandalism, sprinkler leakage, terrorism and such other insurable hazards as, under good insurance practices, from time to time, are insured against for other real properties similar to the Property in nature, use, location, height and type of construction. Such insurance policy shall:
(1) Insure the Property, including improvements and personal property, in an amount equal to not less than one hundred percent (100%) of the “Full Replacement Cost,” which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings);
(2)    Be written on a replacement cost basis and contain either an agreed amount endorsement with respect to the Property (including improvements and personal property) or a waiver of all co-insurance provisions;
(3)    Contain “Ordinance or Law Coverage” including loss to the undamaged portion of the building, the expense of demolition (including the demolition of undamaged portions of the Property) and increased cost of construction due to the enforcement of Applicable Laws regulating reconstruction at the time of rebuilding following a loss;
(4)    With the exception of flood, earthquake, and named windstorm as defined below, include a deductible not greater than $100,000;
(5)    If any portion of the Property is currently or at any time in the future located in a “special flood hazard area” designated by the Federal Emergency Management Agency: (a) include flood hazard insurance in an amount equal to (I) the maximum amount of such insurance available under the Flood Insurance Laws and (II) such excess limits as Lender may require, with a deductible not greater than the maximum amount available under the Flood Insurance Laws; and (b) include flood hazard insurance with respect to all personal property and contents securing the Loan within the meaning of 12 CFR 208.25, to the extent required by the Flood Insurance Laws;
(6)    If any portion of the Property is located in a Seismic Zone 4 or at the discretion of Lender, Seismic Zone 3, have an earthquake deductible that does not exceed 5% of the insured value;
(7)    If any portion of the Property is located within a Tier One designated county, have a named windstorm deductible that does not exceed 3% of the insured value.

Exhibit

36942122.8

(ii)    Loss of rents insurance or business income insurance, as applicable, on an actual loss sustained basis in an amount not less than the amount of rent receivable or business income (less expenses that do not continue during the period of restoration) earned in a twelve (12) month period and at the discretion of Lender additionally providing a 365-day extended period of indemnity. Lender shall be named as loss payee as respects to this coverage.
(iii)    At all times during which structural construction, repairs or alterations are being made with respect to the Property, and only if the aforesaid coverages do not otherwise apply, (1) owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the below mentioned commercial general liability and excess liability insurance policies; and (2) the insurance provided for in subsection (i) above written in a so-called builder’s risk completed value form (I) on a non-reporting basis; (II) against “special causes of loss” or “all risk” coverage (III) including soft costs; (IV) with an agreed amount endorsement waiving co-insurance provisions; and (V) with permission to occupy the Property.
(iv)    Comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above.
(v)    If perils of terrorism and acts of terrorism or other similar acts or events are hereafter excluded from Borrower’s comprehensive “special causes of loss” or “all risk” property insurance or loss of rents insurance or business income insurance coverage required under subsections (i) and (ii) above, Borrower shall, if the same is available and the cost of which is commercially reasonable, obtain an endorsement to such policy, or a separate policy from an insurance provider which meets the requirements set forth in Section 1(b) below, or is otherwise satisfactory to Lender, insuring against all such excluded acts or events. The endorsement or policy shall be in amount, form, and substance reasonably satisfactory to Lender.
(vi)    Commercial general liability insurance against claims for personal injury, bodily injury (including death) or property damage occurring upon, in or about the Property. Such policy shall be written on an occurrence form with a per occurrence limit of not less than $1,000,000 and a general aggregate limit of not less than $2,000,000. The general aggregate limit shall apply per location if multiple properties are insured under the program and the policy shall not include a deductible greater than $25,000. The policy shall provide coverage for the following hazards: (1) premises and operations; (2) products and completed operations; (3) independent contractors; and (4) contractual liability for all oral and written contracts.
(vii)    Workers’ compensation, subject to the statutory limits of the state, and employer’s liability insurance in respect of any work or operations on or about the Property, or in connection with the Property or its operation (if applicable).
(viii)    Commercial automobile liability insurance against claims for personal injury, bodily injury and property damage with a combined single limit of $1,000,000. Coverage shall apply for owned/leased vehicles (if applicable) and hired and non-owned autos.
(ix)    Excess liability insurance in an amount not less than $5,000,000 per occurrence on terms consistent with the commercial general liability and commercial automobile liability insurance required under subsections (vi) and (viii) above.

Exhibit

36942122.8

(x)    Environmental liability coverage with a per occurrence limit of not less than $1,000,000.00.
(xi)     Upon sixty (60) days’ written notice, such other reasonable insurance and in such reasonable amounts as Lender may from time to time reasonably request against such other insurable hazards which at the time are commonly insured against by institutional lenders for properties similar to the Property located in or around the same region as the Property if the cost of such coverage is commercially reasonable.
Borrower acknowledges that whether the cost of any insurance coverage requested or required under the foregoing subsections (v) and (xi) is “commercially reasonable” shall be reasonably determined by Lender from time to time and that such determination shall take into account the cost of such coverage(s) then typically required by institutional mortgage lenders with respect to properties similar to the Property located in the same geographical area as the Property. In no event shall Lender be liable for any loss, damage or injury resulting from the inadequacy or lack of any insurance coverage.
(b)    Form and Quality. All insurance required hereunder shall be obtained under valid and enforceable policies (collectively, the “Policies” or in the singular, the “Policy”), and shall be subject to the approval of Lender as to insurance companies, amounts, deductibles, loss payees and insureds. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the state or commonwealth where the Property is located and must have an A.M. Best policy holder rating of “A-” or better (or an equivalent rating approved in writing by Lender). To the extent such Policies are not available as of the date hereof, Borrower shall deliver to Lender an Acord 28 (property) and Acord 25 (liability) or similar certificates of insurance evidencing the coverages and amounts required hereunder. Not less than five (5) days prior to the expiration date of any insurance coverage in place with respect to the Property, Borrower shall deliver to Lender an Acord 28 (property) and Acord 25 (liability) or similar certificates of insurance, evidencing renewal of coverage as required herein. Prior to the expiration date of any insurance coverage in place with respect to the Property, Borrower shall deliver to Lender evidence satisfactory to Lender of payment of the premiums due in connection with the renewal of coverage (the “Insurance Premiums”), and, as soon as available thereafter, copies of all renewal Policies or other evidence of the coverages of such Policies otherwise satisfactory to Lender. The certificates of insurance must include all limits, sub-limits and deductibles and must list the Certificate Holder as provided by Lender. Lender shall not be deemed by reason of the custody of any insurance policies, certificates or binders or copies thereof to have knowledge of the contents thereof. Lender reserves the right to request certified copies of the insurance policies required in this Article.
(c)    Endorsement. All insurance policies shall be endorsed in form and substance reasonably acceptable to Lender to name Lender as an additional insured, lender loss payee, or mortgagee hereunder, and its successors and/or assigns, as their interests may appear, with loss payable to Lender, without contribution, under a standard New York (or local equivalent) mortgagee clause. With respect to all insurance, no Person other than Lender shall be named as mortgagee or loss payee.
(d)    Other Requirements. All Policies shall contain clauses or endorsements to the effect that:
(i)    No act or negligence of Borrower, or anyone acting for Borrower, or of any Tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

Exhibit

36942122.8

(ii)    The Policies shall not be canceled by the insurer without at least thirty (30) days’ prior written notice to Lender, except only ten (10) days’ prior written notice to Lender for non-payment of premium shall be required;
(iii)    The insurance shall not be invalidated should Borrower/Named Insured waive, in writing, prior to loss, any or all rights of recovery against a party for loss occurring to the Property (waiver of subrogation).
(e)    Blanket Insurance. Borrower may affect the insurance coverage herein required under its blanket insurance policies; provided that:
(i)    Any such policy or policies of blanket insurance either shall specify therein, or Borrower shall furnish Lender with written statement from the insurer (or from Borrower’s insurance broker) under such policy or policies specifying: (1) the maximum amount of the total insurance afforded by the blanket policy allocated to the Property, and (2) any sublimits in such blanket policy or policies applicable to the Property, which amounts shall not be less than the amounts required pursuant to this Exhibit 5.5;
(ii)    Any policy of blanket insurance hereunder shall comply in all respects with the other provisions of this Exhibit 5.5; and
(iii)    The protection afforded Borrower under any policy of blanket insurance hereunder shall be no less than that which would have been afforded under a separate policy or policies relating only to the Property.
(f)    Adjustments. Borrower shall give immediate written notice of any loss in respect of the Property to Lender and to the insurance carrier commensurate with the requirements of the policies so as not to prejudice recovery of any loss. With respect to any loss exceeding $1,000,000.00, Borrower hereby irrevocably authorizes and empowers Lender, as attorney-in-fact for Borrower, coupled with an interest, to make proof of loss, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such insurance policies, to collect and receive insurance proceeds, and to deduct therefrom Lender’s expenses incurred in the collection of such proceeds. Nothing contained in this Section 1(f) however, shall require Lender to incur any expense or take any action hereunder. Any proceeds of insurance policies coming into the possession of Lender shall not be deemed trust funds, and Lender shall be entitled to apply such proceeds as herein provided.
(g)    Additional Information. Borrower shall supply such information as Lender deems necessary to determine the adequacy of the insurance procured by Borrower on the Property. This information may include but is not limited to (i) a statement of values including replacement costs and estimated annual rents for all properties insured under the insurance policies, (ii) probable maximum loss (PML) studies, (iii) property condition reports and (iv) catastrophic modeling.
(h)    Lender’s Right to Procure Insurance. Notwithstanding anything to the contrary contained herein, if at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right (but not the obligation), with written notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, obtaining such insurance coverage as Lender in its sole discretion deems appropriate. All premiums and expenses incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and, until paid, shall be secured by the Security Instrument and shall accrue Default Interest.

Exhibit

36942122.8

2.    Use and Application of Insurance Proceeds. Lender shall apply insurance proceeds to costs of restoring the Property or the Loan as follows:
(a)    if the loss is less than or equal to $1,000,000.00, Lender shall upon receipt thereof release the insurance proceeds to Borrower for restoration of the Property; provided, that: (i) no Default or Event of Default exists; and (ii) Borrower promptly commences and is diligently pursuing restoration of the Property;
(b)    if the loss exceeds $1,000,000.00 but is not more than $10,000,000.00, or if Borrower is obligated to repair and restore the Property under the Amazon Lease, Lender shall apply the insurance proceeds to restoration; provided, that at all times during such restoration: (i) no Event of Default or Default exists; (ii) Lender reasonably determines that there are sufficient funds available to restore and repair the Property to a condition reasonably approved by Lender; (iii) Lender reasonably determines that the aggregate of the Net Operating Income of the Property during restoration and the business interruption insurance proceeds to be received during restoration will be sufficient to pay debt service on the Loan; (iv) Lender reasonably determines (based on Approved Leases which will remain in effect after restoration is complete and the like) that after restoration and the extended period of indemnity during which business interruption insurance proceeds continue to be received, the Debt Service Coverage Ratio will be at least equal to the lesser of Minimum DSCR Requirement or the Debt Service Coverage Ratio immediately prior to such casualty; (v) Lender reasonably determines that restoration and repair of the Property to a condition approved reasonably by Lender will be completed within eighteen (18) months after the date of loss or casualty and in any event ninety (90) days prior to the Maturity Date; and (vi) Borrower promptly commences and diligently pursues restoration of the Property;
(c)    if the conditions set forth above are not satisfied, Lender may apply any insurance proceeds it may receive to the payment of the Loan or allow all or a portion of such proceeds to be used for the restoration of the Property, in Lender’s sole discretion;
(d)    with respect to a loss in excess of $1,000,000.00 for which Lender is required or elects, as applicable, to make insurance proceeds available to Borrower for restoration, insurance proceeds applied to restoration will be disbursed on receipt of satisfactory plans and specifications, contracts and subcontracts, schedules, budgets, lien waivers and architects’ certificates, and otherwise in accordance with prudent commercial construction lending practices for construction loan advances; and
(e)    the net proceeds of rent loss and/or business interruption insurance shall be paid to Lender upon the occurrence of an Event of Default; otherwise, to Borrower to be used in accordance with the provisions hereof.
3.    Condemnation Awards. Borrower shall give prompt notice to Lender of the institution of any proceeding for the condemnation or other taking of the Property or any portion thereof. Lender may participate in any such proceeding and Borrower will deliver to Lender all instruments necessary or required by Lender to permit such participation. Without Lender’s prior consent, not to be unreasonably withheld with respect to an Immaterial Condemnation (as defined below), Borrower (1) shall not agree to any compensation or award, and (2) shall not take any action or fail to take any action which would cause the compensation to be determined. All awards and compensation for the taking or purchase in lieu of condemnation of the Property or any part thereof are hereby assigned to and shall be paid to Lender. Borrower authorizes Lender to collect and receive such awards and compensation, to give proper receipts and acquittances therefor, and in Lender’s sole discretion, to apply the same toward the payment of the Loan, notwithstanding that the Loan may not then be due and payable, or to the restoration of the Property; provided, however, that if (A) the

Exhibit

36942122.8

award is less than or equal to $1,000,000.00 and Borrower requests that such proceeds be used for non-structural site improvements (such as landscape, driveway, walkway and parking area repairs) required to be made as a result of such condemnation, (B) such condemnation does not adversely affect the Property or access thereto, as reasonably determined by Lender, or (C) Borrower is obligated to repair and restore the Property under the Amazon Lease (the foregoing set forth in clauses (A), (B), and/or (C), an “Immaterial Condemnation”), Lender will apply the award to such restoration in accordance with the disbursement procedures applicable to insurance proceeds as set forth therein, provided, that there exists no Default or Event of Default. Borrower, upon request by Lender, shall execute all instruments requested to confirm the assignment of the awards and compensation to Lender, free and clear of all liens, charges or encumbrances other than Permitted Encumbrances. It is expressly understood and agreed that any proceeds received by Lender pursuant to this Section 3 shall in no way be construed as being held in trust for the benefit of Borrower.

Exhibit

36942122.8

EXHIBIT 5.11
LEASING AND TENANT MATTERS
Borrower and Lender agree as follows:
1.    Leases. Within ten (10) Business Days after Lender’s request, Borrower shall furnish to Lender a copies of all Leases not previously delivered to Lender, certified by Borrower as being true, correct and complete.
2.    Covenants of Borrower Regarding Leases and Rents. Borrower covenants that Borrower (a) will observe and perform all of the obligations imposed upon the landlord in the Leases; (b) will use its commercially reasonable efforts to enforce or secure, or cause to be enforced or secured, the performance of each and every obligation and undertaking of the respective Tenants under the Leases, except for obligations or undertaking waived in the ordinary course of Borrower’s business, and will appear in and defend, at Borrower’s sole cost and expense, any action or proceeding arising under, or in any manner connected with, the Leases; (c) will not collect any of the rents under the Leases more than thirty (30) days in advance of the time when the same become due under the terms of the Leases; (d) will not discount any future accruing rents other than in the ordinary course of business; (e) without the prior written consent of Lender, will not execute any assignment of the Leases or the rents thereunder; and (f) will execute and deliver, at the request of Lender, all such assignments of the Leases and rents thereunder in favor of Lender as Lender may from time to time reasonably require.
3.    Leasing Guidelines.
(a)    Borrower shall not enter into any Lease without the prior consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed.
(b)    Borrower shall not, without the prior consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed, modify, amend, extend, waive or grant consents or approvals under any Lease or any guaranty thereof.
4.    Tenant Estoppels. At Lender’s request, but not more often than once in any one (1) year period, Borrower shall request and use commercially reasonable efforts to obtain and furnish to Lender, written estoppels in form and substance reasonably satisfactory to Lender, executed by Tenants under the Leases in the Property and confirming the term, rent and other provisions and matters reasonably requested by Lender from time to time relating to the Leases, including, without limitation, such estoppels as may be required by Lender as a condition precedent to its making the Loan.
5.    Subordination, Non-Disturbance and Attornment Agreements. At Borrower’s expense, each Tenant under a Lease, including an Approved Replacement Lease, shall enter into a Subordination, Non-Disturbance and Attornment Agreement on Lender’s then standard form.
6.    Delivery of Leasing Information and Documents. From time to time upon Lender’s request, Borrower shall promptly deliver to Lender (a) a complete rent roll of the Property in such detail as Lender may require, together with such operating statements and leasing schedules and reports as Lender may require, and (b) such other leasing information as Lender may reasonably request.

Exhibit

36942122.8